Exhibit 10.01

UNITED STATES DISTRICT COURT

DISTRICT OF MINNESOTA

In Re Xcel Energy, Inc., Securities, Derivative	Master File: Civil 02-2677 (DSD/FLN)
& “ERISA” Litigation	MDL No. 1511

This document relates to Case Nos. 02-2677, 02-2774, 02-2787, 02-2832, 02-2889, 02-2921, 02-2933, 02-3053, 02-3508, 02-3574, 02-3715, 02-3755, and 02-3798, the Securities Actions.

SECURITIES LITIGATION

SETTLEMENT AGREEMENT

TABLE OF CONTENTS

I.	DESCRIPTION AND HISTORY OF THE ACTION

II.	BENEFITS OF SETTLEMENT TO THE SETTLEMENT CLASS

III.	THE SETTLING DEFENDANTS’ REASONS FOR SETTLEMENT

IV.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING

V.	TERMS OF THE AGREEMENT

	A.	Definitions

	B.	The Court’s Order Preliminarily Approving the Settlement

	C.	Judgment To Be Entered by the Court Approving the Settlement

	D.	Escrow Agreement

	E.	Settlement Fund

	F.	Notice Fund

	G.	Supervision and Distribution of the Settlement Fund

	H.	The Fee and Expense Petition

	I.	Conditions of Settlement; Effect of Disapproval, Cancellation and Termination

	J.	Miscellaneous Provisions

ii

EXHIBITS

Exhibit A:	Order Preliminarily Approving Settlement

Exhibit A-1:	Notice of Class Action Determination, Proposed Settlement, and Hearing on Settlement

Exhibit A-2:	Summary Notice of Class Action Settlement

Exhibit A-3:	Proof of Claim Form and Release

Exhibit B:	Order for Final Judgment

Exhibit C:	Escrow Agreement

Exhibit D:	Tax Election Statement

iii

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made as of December 31, 2004, by and among the following parties (as defined in this Agreement in Paragraph V (A)): (1) the Representative Plaintiffs, by and through Plaintiffs’ Co-Lead Counsel on behalf of Class Counsel in the Action; and (2) Xcel Energy, Inc. and the Individual Defendants, by and through their attorneys in the Action.

I.              DESCRIPTION AND HISTORY OF THE ACTION

Beginning on or about July 31, 2002, a series of fourteen complaints was filed in the United States District Court for the District of Minnesota on behalf of proposed classes of securities holders. The complaints generally alleged that defendants Xcel Energy, Inc. and certain current and former officers and directors of Xcel and also of Xcel’s troubled then-subsidiary, NRG Energy, Inc. (“NRG”) violated the federal securities laws by making misstatements regarding Xcel’s business and prospects, including, among other things, by not properly disclosing (i) certain assertedly improper energy trading practices that had the claimed effect of boosting reported revenue, and (ii) the terms and conditions of Xcel’s revolving credit agreements, in particular that those agreements contained cross-default provisions tying Xcel’s access to credit to the financial fortunes of NRG, and similarly connecting NRG’s financial health and expectations to Xcel’s credit circumstances. As a result of these misstatements, the complaints alleged, the price of Xcel common stock and NRG Senior Notes was artificially inflated, causing damages to the members of the proposed classes.

On November 13, 2002, the Court entered an order consolidating the securities cases for all purposes and appointing the “CHIPS Group” as lead plaintiffs and its attorneys as lead counsel in the Action. On January 24, 2003, a consolidated amended complaint was filed (the “Complaint,” as subsequently amended and corrected). The Complaint alleged that Xcel and the Individual Defendants violated §§ 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”) (15 U.S.C. §§ 78j(b) and 78t(a) and Rule 10b-5 promulgated thereunder) and §§ 11 and 15 of the Securities Act of 1933 (“Securities Act”) (15 U.S.C. §§ 77k and 77o), causing damages to defined groups of purchasers of Xcel stock and NRG Senior Notes.

In March 2003, the Judicial Panel on Multidistrict Litigation issued an order coordinating the Action, for pretrial purposes only, with shareholder derivative and ERISA lawsuits filed against certain current and former directors and officers of Xcel (and, as to the ERISA actions, also against Xcel itself). That coordinated proceeding was captioned In re Xcel Energy, Inc. Securities, Derivative and “ERISA” Litigation, MDL No. 1511. This Agreement resolves only the securities lawsuits (the “Action,” as defined below at Paragraph V (A) (1)) that are part of that coordinated proceeding, and does not resolve the Derivative Action or the ERISA Action. However, because of the interrelationship among the insurance policies that are funding a portion of this Settlement and the pending settlements in the Derivative Action and the ERISA Action, the effectiveness of this Settlement is conditioned upon the final approval of the pending settlements of the Derivative Action and the ERISA Action, as set forth below in Paragraph V (A) (10).

2

By order dated September 30, 2003, the Honorable David Doty granted in part and denied in part defendants’ motion to dismiss the Complaint. See In Re Xcel Energy, Inc. Securities, Derivative & “ERISA” Litigation, 286 F. Supp. 2d 1047 (D. Minn.  2003). The Court denied the motion to dismiss as it related to claims under the Exchange Act brought on behalf of those who purchased or acquired Xcel common stock during the proposed class period. The Court granted the motion as it related to all claims brought on behalf of purchasers of NRG Senior Notes, which were advanced under both Rule 10b-5 and the Securities Act. The Court dismissed the NRG Senior Note claims with prejudice, concluding as a matter of law that the prospectuses under which the NRG Senior Notes had been offered did not contain material omissions or misstatements, and that the Rule 10b-5 claim on behalf of NRG noteholders was “too attenuated to withstand the scrutiny required by the [Private Securities Litigation Reform Act],” failing to raise any inference of fraud as to any of the defendants. Before the beginning of settlement negotiations that ultimately led to this Agreement, counsel focusing on the claims regarding the NRG Senior Notes had concluded independently that an appeal of the Court’s dismissal order as to those claims would not be pursued.  Moreover, the discovery taken during the months following the Court’s order on the motion to dismiss did not uncover evidence that would support any of the claims that had been raised on behalf of the NRG Senior Noteholders in the Complaint.

On May 14, 2003, after commencement of this Action, NRG filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. On November 24, 2003, following notice and hearing in accordance with the provisions of the Bankruptcy Code and Rules, the United States Bankruptcy Court for the Southern

3

District of New York entered an order confirming NRG’s plan of reorganization and authorizing its entry into a settlement agreement with Xcel. One combined effect of the confirmation order, the plan and the Xcel agreement was to release various NRG related claims against Xcel and present and former Xcel directors and officers, including all claims alleged in the Complaint relating to the NRG Senior Notes as against Xcel and the majority of the Individual Defendants.

The parties, after engaging in substantial discovery, were ordered by the court (see Order dated October 9, 2004) to engage in mediation. Through the mediation and follow-up contacts, the parties to the Action agreed to a settlement, the terms of which are embodied in this Settlement Agreement. A prerequisite to any settlement of this Action is the full and final resolution and release of all claims asserted in the Complaint, including those asserted in respect of Xcel common stock and those asserted in respect of NRG Senior Notes (which full and final resolution is accomplished by this Agreement), as well as full and final resolution of both the Derivative Action and ERISA Actions (which are the subjects of separate settlement agreements).

II.            BENEFITS OF SETTLEMENT TO THE SETTLEMENT CLASS

The Representative Plaintiffs and their attorneys have carefully weighed the benefits to the Settlement Class of a prompt settlement of the Action for the consideration being offered by the Settling Defendants, against the significant cost, risk and delay that continued prosecution of the Action would involve. The Representative Plaintiffs and their attorneys recognize the expense and length of continued proceedings necessary to continue the Action against Xcel and the Individual Defendants through trial and appeals, and also are mindful of the asserted defenses to

4

their claims. The Representative Plaintiffs and their attorneys also have taken into account the anticipated difficulty of proving damages, as well as the fact that the Court has dismissed with prejudice the claims relating to the NRG Senior Notes, the considered determination by plaintiffs’ counsel focusing on the claims regarding the NRG Senior Notes that an appeal of the dismissal order would not be pursued in view of the very limited prospect for a reversal of the order, and the fact that the NRG bankruptcy independently resulted in a release of a substantial portion of the NRG Senior Note claims. In light of the foregoing, the Representative Plaintiffs and Class Counsel believe that the settlement set forth in this Agreement confers substantial benefits on the Settlement Class and Class Members.

III.           THE SETTLING DEFENDANTS’ REASONS FOR SETTLEMENT

Xcel and the Individual Defendants have concluded that the further conduct of the Action against them would be protracted and expensive. Substantial amounts of time, energy and resources have been, and unless this settlement is made will continue to be, devoted to the defense of the claims asserted by the Representative Plaintiffs and the Settlement Class in the Action. While denying liability as to any of the claims raised in the Action, and any wrongdoing of any kind whatsoever, Xcel and the Individual Defendants also recognize that there are risks attendant to any litigation.  Xcel and the Individual Defendants have, therefore, determined that it is desirable and beneficial to them that the Action be settled in the manner and upon the terms and conditions set forth in this Agreement to eliminate the burden, expense and inconvenience of further protracted litigation.

5

IV.           THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING

Xcel and the Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged in the Action. Xcel and the Individual Defendants repeatedly have asserted, and continue to assert, many defenses thereto, and have expressly denied and continue to deny any wrongdoing or legal liability arising out of any of the conduct alleged in the Action. Neither this Agreement, nor any document referred to herein, nor any action taken to carry out this Agreement, is, may be construed as, or may be used as an admission by or against Xcel or the Individual Defendants of any fault, wrongdoing or liability whatsoever. Pursuant to Fed.R.Evid. 408, entering into or carrying out this Agreement, the exhibits hereto, and any negotiations or proceedings related thereto, shall not in any event be construed as, or deemed to be evidence of, an admission or concession by any of the undersigned parties, and shall not be offered or received into evidence in any action or proceeding against any of the Settling Defendants in any court, administrative agency or other tribunal for any purpose whatsoever, other than to enforce the provisions of this Agreement or the provisions of any related agreement or exhibit hereto.

V.            TERMS OF THE AGREEMENT

NOW, THEREFORE, it is hereby stipulated and agreed, by and among the undersigned parties, that the Action shall be settled, subject to the approval of the Court pursuant to Fed.R.Civ.P. 23(e), upon and subject to the following terms and conditions:

6

A.            Definitions

(1)           “Action” means the securities fraud lawsuits originally filed in the United States District Court for the District of Minnesota under the case numbers listed in the caption of this Agreement, consolidated by the Court by order dated November 12, 2002, and proceeding under the caption “In re Xcel Energy, Inc. Securities Litigation,”  Master File No. 02-2677 (DSD/FLN).

(2)           “Authorized Claimant” means a Claimant who has filed a timely and adequate proof of claim, pursuant to Paragraphs V (B) (11) and (14) of this Agreement, who is entitled to share in the Settlement Fund in accordance with the plan of distribution described in the notice to the Settlement Class, and whose claim has been approved for payment by Plaintiff’s Settlement Counsel.

(3)           “Claimant” means any Class Member who files a proof of claim in such form, in such manner, and within such times as the Court shall prescribe.

(4)           “Claims Administrator” means Analytics, Inc.

(5)           “Class Counsel” means the law firms of Chestnut & Cambronne, P.A.; Berger & Montague, P.C.; Heins, Mills & Olson; Kaplan Fox & Kilsheimer; Much Shelist; Reinhardt, Wendorf & Blanchfield; and Spector, Rosman & Kodroff.

(6)           “Class Member(s)” means a member of the Settlement Class.

(7)           “Class Period” means the period beginning January 31, 2001 through July 25, 2002, inclusive.

7

(8)           “Derivative Action” means the case captioned Edith Gottlieb v. Xcel Energy, Inc., et al., Civil No. 02-2931 (DSD/FLN) (D. Minn.).

(9)           “ERISA Action” means, collectively, the cases captioned Newcome and Banks v. Xcel Energy, Inc., et al., Civil No. 03-2218 (DSD/FLN) (D. Minn.) and Barday v.  Xcel Energy, Inc., et al., Civil No. 03-2219 (DSD/FLN) (D. Minn.).

(10)         “Effective Date” means the third court day following the date on which the Court’s judgment approving this Agreement and dismissing the Action with prejudice and on the merits, substantially in the form attached hereto as Exhibit B, becomes Final; provided, however, that the Effective Date shall not occur unless and until the pending settlements of the Derivative Action and the ERISA Action become Final. If the pending settlements of the Derivative Action and the ERISA Action do not become Final, then the Effective Date shall not occur and this Agreement shall terminate in accordance with the provisions of Section I below. As used in this Agreement, “Final” means the date upon which the Court’s judgment becomes not subject to further appeal or review.  Thus, “Final” means, without limitation, the date of expiration of the time for the filing or noticing of any appeal from the final judgment of the Court without any appeal being filed therein; or, if an appeal is filed in this Action, the Derivative Action or the ERISA Action, the latest of the dates upon which the judgment in this Action, the Derivative Action or the ERISA Action is finally affirmed on appeal, or the appeal is finally dismissed without any request for further discretionary review of such appellate decision; or, if further discretionary review of such appellate decision is sought, the latest date upon which such discretionary review is denied or, if granted, results in final affirmance of the judgment in this Action, the Derivative Action or the ERISA Action.

8

(11)         “Escrow Agent” means TCF National Bank Minnesota, which bank or institution shall perform its duties as set forth in this Agreement and in the Escrow Agreement attached hereto as Exhibit C.

(12)         “Individual Defendants” means Wayne Brunetti, James J. Howard, Edward J. McIntyre, David H. Peterson, Leonard A. Bluhm, William T. Pieper, Gary R. Johnson, Richard C. Kelly, and Luella G. Goldberg, all and each of them, and all and each of their respective assigns, successors, agents, representatives, spouses, heirs, executors, administrators, insurers and reinsurers.

(13)         “NRG” means NRG Energy, Inc.

(14)         “NRG Senior Notes” means Senior Notes issued by NRG Energy, Inc. pursuant to a registration statement and prospectus filed with the SEC on or about January 26, 2001 and supplemented on or about April 3, 2001 (consisting of 7.75% notes due 2011 and 8.625% notes due 2031).

(15)         “Notice Fund” means a fund of $250,000, to be established as specified in Paragraph V (F) (1) of this Agreement, and any interest accrued thereon.

(16)         “Person” means any individual, corporation, partnership, association, joint stock company, trust, employee benefit plan, unincorporated organization, government and any political subdivision thereof, or any other type of entity.

(17)         “Plaintiffs’ Co-Lead Counsel” means the law firms of Chestnut & Cambronne, P.A. and Berger & Montague, P.C.

(18)         “Representative Plaintiffs” means Chips Investments Limited Partnership, Steven Aanenson, Beverly K. Aanenson, Harry C. Andrews, Thomas R. Perry, Jr., Lloyd

9

and Barbara Amundson Charity Foundation, Lake Benton Bancorporation, Inc., L.A.  Amundson Scholarships, Inc. and Catholic Workman.

(19)         “Settled Claims” means any and all claims, actions, causes of action, rights or liabilities, whether arising out of state or federal law, including Unknown Claims, of any Class Member, which exist or may exist against any of the Settling Defendants, their respective past and present parents, subsidiaries, and affiliated corporations and entities, the predecessors and successors in interest of any of them, and all of their respective past and present officers, directors, employees, agents, partners, representatives, spouses, heirs, executors, administrators, insurers, reinsurers, attorneys, and assigns, by reason of any matter, event, cause or thing whatsoever arising out of, relating to, or in any way connected with: (a) the purchase, acquisition, sale or disposition of any Xcel Securities or NRG Senior Notes; (b) any claims that a Class Member may have for recovery to or for that Class Member as a shareholder of Xcel or holder of NRG Senior Notes; and (c) any of the facts, circumstances, transactions, events, occurrences, acts, omissions or failures to act that have been alleged or referred to in any pleading or other paper filed with the Court in the Action; or (d) any facts, circumstances, transactions, events, occurrences, acts, omissions or failures to act that could have been alleged in the Action and that relate to the Class Member’s investment or potential investment in Xcel and/or NRG securities of any kind or nature.

(20)         “Settlement Class” or “Class” means the Representative Plaintiffs and all other Persons, including Xcel employees, who purchased or otherwise acquired for value any common stock of Xcel or NRG Senior Notes during the Class Period, whether

10

pursuant to prospectus, in open-market transactions, or otherwise, except for (a) any Person who files a valid and timely request for exclusion pursuant to the Notice of Settlement Hearing as provided in Paragraph V (B) (7); (b) the defendants in the Action; (c) any member of the immediate family of any Individual Defendant; and (d) any legal representative, heir, controlling person, successor, predecessor in interest or assign of any defendant.

(21)         “Settlement Counsel” means Chestnut & Cambronne, P.A. on behalf of plaintiffs and each of Briggs & Morgan, P.A. and Jones Day on behalf of defendants.

(22)         “Settlement Fund” means the sum of $80 Million, to be paid by or on behalf of the Settling Defendants as specified in Paragraph V(E)(1) of this Agreement, plus any interest accrued pursuant to Paragraph V(E)(4) below, of which $250,000 is to be allocated to the Notice Fund pursuant to Paragraph V(F)(1) below.

(23)         “Settling Defendants” means, collectively, Xcel and the Individual Defendants.

(24)         “Unknown Claims,” as used in the definition of Settled Claims in Paragraph V(A)(19), means claims which the Class Members do not know or suspect to exist in their favor at the time of their granting a release of the Settled Claims, which if known by them might have affected their settlement of the Action. Solely with respect to any and all Settled Claims, it is the intention of the parties hereto that, upon the Effective Date, as defined above, each of the Class Members shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of any statute or law that might otherwise render a general release unenforceable with respect to

11

Unknown Claims, including the provisions, rights and benefits of § 1542 of the California Civil Code, which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” The Representative Plaintiffs and each of the Class Members shall be deemed to have acknowledged, and by operation of the Final Judgment acknowledges, that he is aware that he may hereafter discover facts in addition to or different from those which he now knows or believes to be true with respect to the subject matter of this release, but that it is his intention to fully, finally and forever settle and release, and each Class Member shall be deemed, upon the Effective Date, to have, fully, finally, and forever settled and released, any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or noncontingent, whether or not concealed or hidden, which now exist, may hereafter exist or may heretofore have existed, without regard to the subsequent discovery or existence of such different or additional facts. All of the foregoing is the definition of “Unknown Claims.”

(25)         “Xcel” means Xcel Energy, Inc.

(26)         “Xcel Securities” means the common stock of Xcel.

B.            The Court’s Order Preliminarily Approving the Settlement

As soon as practicable after execution of this Agreement, counsel for the undersigned parties shall apply jointly to the Court for an order in form and substance substantially identical to the proposed Order attached hereto as Exhibit A (“Order of Preliminary Approval”), which shall specifically include provisions which:

12

1.             Preliminarily approve the settlement as embodied in this Agreement as being fair, reasonable, and adequate to the Settlement Class;

2.             For purposes of settlement only, certify the Settlement Class pursuant to Fed.R.Civ.P. 23(a) and 23(b)(3) and determine that the interests of Class Members in enforcing their rights in the Action will be fairly and adequately represented by the Representative Plaintiffs and by Class Counsel.

3.             Provide that Plaintiffs’ Co-Lead Counsel is authorized to enter into the Agreement on behalf of all Class Counsel and on behalf of the Settlement Class, and to bind them all to the duties and obligations contained herein, subject to final approval by the Court following the Settlement Hearing;

4.             Approve the form of Notice of Pendency of Class Action and Derivative Action, Proposed Settlements, Motions for Attorneys’ Fees and Settlement Fairness Hearing (“Notice of Settlement Hearing”), substantially in the form attached hereto as Exhibit A-1, for mailing to Class Members and Xcel shareholders in order to provide notice of the hearing for approval of the settlement, and direct that Plaintiffs’  Settlement Counsel mail or cause to be mailed such Notice of Settlement Hearing to those Class Members and Xcel shareholders who can be identified through reasonable effort, such mailing to be accomplished at least 45 days prior to the date of the Settlement Hearing;

5.             Approve the form of Summary Notice, substantially in the form attached hereto as Exhibit A-2, to be published to provide notice of the Settlement Hearing, and direct that Plaintiffs’ Settlement Counsel cause such Summary Notice to be published once in the national edition of The Wall Street Journal, Minneapolis Star

13

Tribune, and the St. Paul Pioneer Press no more than 10 days after the mailing described in Paragraph V(B)(4) above, and at least 35 days prior to the Settlement Hearing;

6.             Find that mailing and publication pursuant to Paragraphs V(B)(4)  and V(B)(5) above constitute the best notice practicable under the circumstances, constitute due and sufficient notice of the matters set forth in said Notices to all persons entitled to receive notice, and fully satisfy the requirements of due process, of 15 U.S.C. §78u-4(a) (7), and of Fed.R.Civ.P. 23 and 23.1;

7.             Require any Class Member who desires to request exclusion from the Settlement Class to so notify the Claims Administrator and counsel for the undersigned parties in the manner set forth in the Notice of Settlement Hearing, and to provide the information required therein;

8.             Schedule a hearing to be held by the Court (“Settlement Hearing”)  to determine: (a) whether the settlement of this Action should be approved as fair, reasonable, adequate, and in the best interests of the Settlement Class; (b) whether a final judgment should be entered substantially in the form attached hereto as Exhibit B (“Final Judgment”); (c) whether the Representative Plaintiffs’ proposed plan of distribution of the settlement proceeds that is described in the Notice of Settlement Hearing (“Plan of Distribution”) should be approved as fair and reasonable to the Settlement Class; and (d) whether to approve the application of Plaintiffs’ Co-Lead Counsel, on behalf of lead plaintiffs and Class Counsel, for an award of attorneys’ fees, costs, and expenses (“Fee and Expense Petition”);

14

9.             Provide that any objections to the settlement, the Plan of Distribution, or the Fee and Expense Petition shall be heard, and any papers submitted in support of said objections shall be received and considered by the Court at the Settlement Hearing (unless, in its discretion, the Court shall direct otherwise), only if, on or before a date to be specified in the Court’s Notice of Settlement Hearing, persons making objections give notice of their intention to appear, and submit copies of such papers as they propose to submit, to Analytics, Inc. and, on or before such date, submit such papers to Settlement Counsel;

10.           Approve the form of Proof of Claim Form and Release, substantially in the form attached hereto as Exhibit A-3, and direct that Plaintiffs’ Settlement Counsel mail or cause to be mailed such Proof of Claim Form and Release at the same time and in the same manner to Class Members, as provided in Paragraph V (B) (4) above with respect to the Notice of Settlement Hearing;

11.           Provide that, in order to share in the Settlement Fund, a Class Member must execute and submit a Proof of Claim Form and Release in the manner provided therein within such time as is allowed by the Court;

12.           Provide that all Class Members, whether or not they submit a Proof of Claim Form and Release within the time provided, shall be permanently enjoined and barred from asserting any claims (except through the proof of claim procedures) arising from the Settled Claims, and that all Class Members conclusively shall be deemed to have released any and all such Settled Claims;

15

13.           Provide that, if this Agreement becomes Effective, only persons who are Authorized Claimants shall have rights in the distribution of the Settlement Fund;

14.           Provide that a Proof of Claim Form and Release filed by mail shall be deemed to have been submitted when postmarked, if mailed by first class mail, registered mail, or certified mail, postage prepaid, addressed in accordance with the instructions given in the Proof of Claim Form and Release, and that all other Proofs of Claim Forms and Release shall be deemed to have been submitted at the time they are actually received by the Claims Administrator; and

15.           Provide that the Settlement Hearing may, from time to time and without further notice to Class Members, be continued or adjourned by order of the Court.

C.            Judgment To Be Entered by the Court Approving the Settlement

Upon approval by the Court of the settlement set forth in this Agreement, a final judgment shall be entered by the Court, pursuant to an Order for Final Judgment in form and substance substantially identical to the one attached hereto as Exhibit B, which shall specifically include provisions that:

1.             Approve the settlement set forth in this Agreement as fair, reasonable, adequate, and in the best interests of the Settlement Class, and direct consummation of the settlement in accordance with the terms and provisions of this Agreement;

16

2.             Fully and finally dismiss the Action with prejudice and on the merits, and without costs (except as may be provided herein) to any undersigned party as against any other;

3.             Adjudge that the Representative Plaintiffs and all Class Members shall conclusively be deemed to have released any claims, actions, causes of action, rights or liabilities against the Settling Defendants, their respective past and present parent, subsidiary, and affiliated corporations and entities, the predecessors and successors in interest of any of them, and all of their respective past and present officers, directors, employees, agents, partners, representatives, spouses, heirs, executors, administrators, insurers, reinsurers, attorneys, and assigns, arising out of, based upon, or otherwise related in any way to the Settled Claims;

4.             Bar and permanently enjoin the Representative Plaintiffs and all Class Members from instituting, asserting or prosecuting, either directly, representatively, derivatively or in any other capacity, any and all claims which they, or any of them, had, have or may have against the Settling Defendants, their respective past and present parent, subsidiary, and affiliated corporations and entities, the predecessors and successors in interest of any of them, and all of their respective past and present officers, directors, employees, agents, partners, representatives, spouses, heirs, executors, administrators, insurers, reinsurers, attorneys, and assigns, arising out of, based upon or otherwise related in any way to the Settled Claims;

5.             Determine, pursuant to 15 U.S.C. §78u-4(c) (1), that all counsel appearing in this Action have complied with the requirements of Rule 11(b) of the Federal Rules of Civil Procedure;

17

6.             Approve the Plan of Distribution;

7.             Award Class Counsel and lead plaintiffs from out of the Settlement Fund such attorneys’ fees, costs, and expenses as the Court may allow; and

8.             Reserve jurisdiction over: (a) implementation of this settlement and any distribution to Authorized Claimants, pursuant to further orders of the Court; (b)  disposition of the Settlement Fund; (c) the Action, until the Effective Date of the Final Judgment contemplated in this Agreement, and until each and every act agreed to be performed by the undersigned parties shall have been performed pursuant to this Agreement; (d) the Agreement, for the purpose of implementing the Plan of Distribution;  and (e) all undersigned parties, for the purpose of enforcing and administering this Agreement.

D.            Escrow Agreement

1.             It is agreed that all of the parties to this Agreement are bound by all the terms and conditions of the Escrow Agreement with TCF National Bank Minnesota, attached hereto as Exhibit C, as though said persons had physically executed said agreement.

2.             Plaintiffs’ Settlement Counsel is authorized to execute such transactions on behalf of the Representative Plaintiffs and Class Counsel as are consistent with the terms of this Agreement and the Escrow Agreement attached hereto as Exhibit C.

E.             Settlement Fund

1.             Within ten (10) business days after the Court enters its Order Preliminarily Approving Settlement, Xcel shall deposit with the Escrow Agent, pursuant

18

to the terms of the Escrow Agreement, the sum of Eighty Million Dollars ($80,000,000), which amount shall be used to fund the Settlement Fund described in the Escrow Agreement.

2.             None of the Settling Defendants shall be liable, under any circumstance, to pay any amount pursuant to this Agreement except the $80,000,000 set forth in Paragraph V(E)(1) above.

3.             As of the Effective Date, all rights of the Settling Defendants in or to the Settlement Fund shall be extinguished.

4.             Except as provided by Paragraph V(F)(2) and V(I)(3) of this Agreement, all interest earned on the Settlement Fund shall be for the benefit of the Settlement Class and be added to the Settlement Fund.

F.             Notice Fund

1.             The Escrow Agent shall, on behalf of the Representative Plaintiffs, establish a segregated fund as the Notice Fund, and shall pay into the Notice Fund the sum of $250,000 from the Settlement Fund. The Notice Fund shall be used to pay the initial costs of administering this settlement, including without limitation the costs of providing notice to Class Members and Xcel shareholders of the settlement of this Action and of the related Derivative Action, and the taxes incurred, if any, as a result of interest accrued on the Notice Fund. Funds for such purposes may be disbursed by Plaintiffs’ Settlement Counsel without the requirement of any court order.

2.             If the Effective Date does not occur, or if this Agreement is voided, terminated or cancelled for any reason, the Representative Plaintiffs shall have no

19

obligation to repay any amount actually disbursed out of the Notice Fund. Any amounts remaining in the Notice Fund after payment of outstanding obligations for notice, including all interest earned on the Notice Fund net of any tax liability, shall be returned to the entities responsible for the deposit in proportion to their respective payments into the Notice Fund within ten (10) business days, and no other undersigned party shall have any further claim whatsoever to such amounts.

3.             On the Effective Date, any balance then remaining in the Notice Fund, less expenses incurred by it but not yet paid, shall be made part of the Settlement Fund.

G.            Supervision and Distribution of the Settlement Fund

1.             Plaintiffs’ Settlement Counsel, acting on behalf of the Settlement Class, and subject to the jurisdiction of the Court, shall calculate the claims submitted by Class Members and shall oversee distribution of the Settlement Fund to Class Members. Plaintiffs’ Settlement Counsel shall employ the Claims Administrator to assist in such tasks. The Settling Defendants shall have no responsibility, financial obligation, or liability whatsoever with respect to the investment or distribution of the Settlement Fund, with respect to the processing, payment or denial of claims against the Settlement Fund, or otherwise with respect to the administration of this settlement or the Settlement Fund.

2.             On and after the Effective Date, the Settlement Fund shall be applied, subject to the approval of the Court, as follows:

(a)           To pay the Escrow Agent its reasonable fees and expenses;

20

(b)           To pay taxes due and owing on the Settlement Fund, if any, including any federal, state, or local taxes paid by any Settling Defendant that are attributable to interest earned by the Settlement Fund;

(c)           To pay to the Plaintiffs’ Settlement Counsel, on behalf of lead plaintiffs and Class Counsel, such attorneys’ fees, costs, and expenses as the Court may allow;

(d)           To pay all unpaid costs and expenses incurred in connection with providing notice to Class Members, locating Class Members, administering and distributing the Settlement Fund, and processing Proof of Claim Forms and Releases, including without limitation the fees of the Claims Administrator, and the fees of accountants for preparing tax returns for the Settlement Fund;

(e)           To create a $75,000 reserve fund to be used to pay court-approved late claims, to adjust any errors in payment, to make other equitable adjustments, and to pay costs, expenses and attorneys’ fees associated with dealing with such matters, subject to Court approval on notice to the Settling Defendants but without further notice to the Settlement Class, with any remainder to be paid to such charitable organizations as Plaintiffs’ Settlement Counsel recommends and the Court approves; and

(f)            To pay the claims of all Authorized Claimants.

21

3.             Concurrently with submission of this Agreement to the Court, the Plaintiffs’ Co-Lead Counsel, on behalf of the Settlement Class, is submitting a proposed Plan of Distribution of settlement proceeds to the Court for its approval. The proposed Plan of Distribution is described in the Notice of Settlement Hearing. It is agreed by the undersigned parties that Court approval of the proposed Plan of Distribution is not a condition of this Agreement, and the proposed Plan of Distribution is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the settlement set forth in this Agreement. Any order or proceedings relating to the proposed Plan of Distribution shall not operate to terminate or cancel this Agreement or to affect its finality.

4(a).        The Settling Defendants and the Escrow Agent agree to treat the Settlement Fund as being at all times a “qualified settlement fund” within the meaning of Treas. Reg. Section 1.468B-1. In addition, the Escrow Agent and, as required, the Settling Defendants shall jointly and timely make such elections as are necessary or advisable to carry out the provisions of this ¶ V(G)(4), including the “relation-back election” (as defined in Treas. Reg. Section 1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent timely and properly to prepare and deliver the form of election and any other necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing or filings to occur. The election statement for the “relation-back election” is attached hereto as Exhibit D and incorporated herein and shall be signed by

22

or on behalf of each transferor and TCF National Bank Minnesota either before or simultaneous with the deposits of Settlement Funds into Escrow.

(b)           For the purpose of Section 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including, without limitation, the returns described in Treas. Reg. Section 1.468B-2(k)). Such returns (as well as the election described in ¶ V(G)(4)(a)) shall be consistent with this ¶ V(G)(4) and in all events shall reflect that all taxes (including any interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in ¶ V(G)(4)(c) hereof.

(c)           All (i) taxes (including any interest or penalties) arising with respect to the income earned by the Settlement Fund, including any taxes or tax detriments that may be imposed upon the Settling Defendants and their related parties with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a “qualified settlement fund” for Federal or state income tax purposes (“Taxes”); and (ii) expenses and costs incurred in connection with operating and implementing this ¶ V(G)(4) (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this ¶ V(G)(4)) (“Tax Expenses”), shall be paid out of the Settlement Fund; in all events the Settling Defendants and their related parties shall have no liability or responsibility for the Taxes or the Tax Expenses. The Settlement Fund shall indemnify and hold the Settling Defendants and their related

23

parties harmless for Taxes and Tax Expenses (including, without limitation, taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Class Members any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. Section 1.468B-2(l) (2)); the Settling Defendants and their related parties are not responsible and shall have no liability therefor. The parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this ¶ V(G)(4).

(d)           For the purpose of this ¶ V (G)(4), references to the Settlement Fund shall include both the Settlement Fund and the Notice Fund and shall also include any earnings thereon.

H.            The Fee and Expense Petition

1.             Plaintiffs’ Co-Lead Counsel, on behalf of lead plaintiffs and Class Counsel, intends to file an application for attorneys’ fees, for reimbursement of out-of-pocket costs and expenses, including any expert or consultant fees incurred, and for reimbursement to the lead plaintiffs for their time and expenses expended on the Action to the extent permitted by 15 U.S.C. § 78u-4(a)(6), all to be paid from out of the Settlement Fund (the “Fee and Expense Petition”). Any and all such awards shall be paid only from the Settlement Fund and shall not otherwise be paid by the Settling

24

Defendants or their insurers. The Settling Defendants take no position as to whether the requested payments to the lead plaintiffs are or are not proper.

2.             It is agreed that the allowance or disallowance by the Court of all or any part of any application by Plaintiffs’ Co-Lead Counsel, as described in paragraph V(H)(1), is not a term or condition of the settlement set forth in this Agreement, and any order or proceeding relating thereto, or any appeal from any such order, shall not operate to terminate or cancel this Agreement or to affect or delay the Effective Date. However, distribution of all or a portion of the Settlement Fund may be delayed in the event of an appeal concerning any fees, costs, or expenses.

I.              Conditions of Settlement; Effect of Disapproval, Cancellation and Termination

1.             This Agreement shall be deemed terminated and cancelled, and shall have no further force and effect whatsoever, if:

(a)           There is no Effective Date;

(b)           The Court fails to enter an order certifying the Settlement Class, preliminarily approving the settlement, and directing that notice of the settlement be given, substantially in the forms provided in Paragraph V(B) and Exhibits A and A-1 through A-3 hereto, or if such an order is entered, it later is reversed or materially modified, whether on appeal or otherwise;

(c)           The Court fails to enter a Final Judgment as provided in Paragraph V(C) and Exhibit B hereto, or if such a Final Judgment is entered, it

25

later is reversed or materially modified, whether on appeal or otherwise (a reversal or modification of any proposed Plan of Distribution or of any award of attorneys’ fees, costs, and expenses pursuant to the Fee and Expense Petition shall not be deemed a reversal or modification of the material terms of this Agreement).

2.             Xcel shall have the right to terminate and cancel this Agreement if the members of the Settlement Class who request exclusion from the settlement pursuant to Paragraph V(B)(7) of this Agreement collectively have purchased or otherwise acquired for value during the Class Period a number of shares of Xcel common stock in excess of the number, or NRG Senior Notes having a principal value in excess of the value, specified in a separate Supplement to Settlement Agreement among the parties to this Agreement. The Supplement to Settlement Agreement shall be filed and maintained with the Court under seal and its terms and conditions, to the extent reasonably feasible, shall be treated hereafter by all Parties as confidential. If Xcel elects to terminate and cancel this Agreement pursuant to this Paragraph V(I)(2), it shall give written notice to the Plaintiffs’ Co-Lead Counsel by no later than one day before the Settlement Hearing. The Claims Administrator shall deliver copies of all requests for exclusion received, together with copies of all written revocations of requests for exclusion, to Defendants’ Settlement Counsel no later than 10 days before the Settlement Hearing.

3.             In the event that this Agreement is voided, terminated or cancelled, or fails to become effective for any reason whatsoever, then within 10 days after written notice is sent by any undersigned party to the Escrow Agent and all other undersigned

26

parties, the Notice Fund and/or Settlement Fund and all interest earned thereon (subject to the expiration of any time deposit not to exceed 90 days) shall be refunded in proportion to their respective payments into the Settlement Fund, less: (a) reasonable Escrow Agent fees and expenses; (b) any amounts disbursed, billed, or incurred for notice pursuant to Paragraph V(F)(1) of this Agreement; and (c) any amounts disbursed, billed, or incurred for tax liabilities on the respective funds, if any. In such event, the undersigned parties shall be deemed to have reverted to their respective statuses as of the date and time immediately prior to the execution of this Agreement, and they shall proceed in all respects as if this Agreement, its exhibits, and any related agreements or orders, had never been executed. In such event, the undersigned parties jointly will seek vacation of any order entered or actions taken in connection with this Agreement.

J.             Miscellaneous Provisions

1.             All of the exhibits attached hereto are hereby incorporated by this reference as though fully set forth herein.

2.             This Agreement may be amended or modified only by a written instrument signed by all of the parties to this Agreement or their successors-in-interest.

3.             The waiver by one party of any breach of this Agreement by any other party shall not be deemed a waiver, by that party or by any other party to this Agreement, of any other prior or subsequent breach of this Agreement.

4.             This Agreement and its exhibits constitute the entire agreement among the parties hereto, and no representations, warranties or inducements have been made to any party concerning this Agreement or its exhibits other than the

27

representations, warranties and covenants contained and memorialized in such documents.

5.             Plaintiffs’ Co-Lead Counsel, on behalf of the Settlement Class, is authorized to take all appropriate action required or permitted to be taken by the Settlement Class or Class Counsel pursuant to this Agreement to effectuate its terms. Plaintiffs’ Co-Lead Counsel also is authorized to enter into any modifications or amendments to this Agreement on behalf of the Settlement Class which such counsel deems appropriate.

6.             Within 90 days of the Effective Date, the parties to this Agreement shall comply with the provisions of the Joint Stipulation and Protective Order entered by the Court, as it relates to the destruction or return of confidential materials.

7.             This Agreement will be executed on behalf of Representative Plaintiffs and the Settlement Class by Plaintiffs’ Co-Lead Counsel and on behalf of Xcel and the Individual Defendants by their respective counsel of record. All counsel executing this Agreement represent and warrant that they are authorized and empowered to execute this Agreement on behalf of their stated client(s), and that the signature of such counsel is intended to and does legally bind stated client(s) of such counsel.

8.             Before the Representative Plaintiffs or their attorneys issue any press release relating to the Action or its resolution, the proposed press release will be given to Xcel for approval. The press release will not be issued unless Xcel consents in writing to its issuance; Xcel will not unreasonably withhold that consent.

28

9.             This Agreement may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument, provided that counsel for the parties hereto shall exchange among themselves original signed counterparts.

10.           This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the parties to this Agreement.

11            All terms of this Agreement and the exhibits hereto shall be governed by and interpreted according to the laws of the State of Minnesota.

12.           The parties to this Agreement and their counsel agree to use their best efforts, and to take all reasonable steps necessary, to obtain the entry of the Order for Final Judgment and to effectuate the settlement set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized attorneys, as of the date stated above.

29

Date: December 31, 2004.		Date: December 31, 2004

FOR THE REPRESENTATIVE		FOR DEFENDANTS XCEL ENERGY,
PLAINTIFFS, CLASS COUNSEL, AND		INC., WAYNE BRUNETTI, EDWARD J.
THE SETTLEMENT CLASS		MCINTYRE, WILLIAM T. PIEPER, GARY
R. JOHNSON AND RICHARD C. KELLY

CHESTNUT & CAMBRONNE, P.A.
JONES DAY

By:	s\ Jack L. Chestnut
Jack L. Chestnut, No. 16378		By:	s\John M. Newman, Jr.
Karl L. Cambronne, No. 14321			John M. Newman, Jr., No. 5763
Jeffrey D. Bores, No. 227699			Geoffrey J. Ritts, No. 62603
3700 Campbell Mithun Tower			North Point
222 South Ninth Street			901 Lakeside Avenue
Minneapolis, MN 55402			Cleveland, Ohio 44114
(612) 339-7300			Telephone: (216) 586-3939
Fax (612)336-2940

BERGER & MONTAGUE, P.C.
BRIGGS AND MORGAN, P.A.

By	s\Sherrie R. Savett
Sherrie R. Savett, No. 17646		By	s\Timothy R. Thornton
Phyllis M. Parker, No. 77336			Timothy R. Thornton, No. 109630
1622 Locust Street			2400 IDS Center
Philadelphia, PA 19103			80 South 8th Street
(215) 875-3000			Minneapolis, MN 55402
Telephone: (612) 334-8400

FOR DEFENDANT JAMES J. HOWARD

30

RIDER BENNETT LLP

By	s\ Eric J. Magnuson
Eric J. Magnuson, No. 66412
Rachna B. Sullivan, No. 272565
Suite 4900
33 South Sixth Street
Minneapolis, MN 55402
Telephone: (612) 340-7951

FOR DEFENDANTS DAVID H.
PETERSON AND LEONARD A. BLUHM

MASLON EDELMAN BORMAN &
BRAND

By:	\Richard G. Wilson
Richard G. Wilson, No. 16544
James F. Killian, No. 193914
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Telephone: (612) 672-8300

FOR DEFENDANT LUELLA G.
GOLDBERG

31

GREENE ESPEL, P.L.L.P.

By:	s\William J. Otteson
Andrew M. Luger, No. 189261
William J. Otteson, No. 290440
200 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Telephone: (612) 373-0830

32

EXHIBIT A

UNITED STATES DISTRICT COURT

DISTRICT OF MINNESOTA

In Re Xcel Energy, Inc., Securities, Derivative	Master File: Civil 02-2677 (DSD/FLN)
& “ERISA” Litigation	MDL No. 1511

This document relates to Case Nos. 02-2677, 02-2774, 02-2787, 02-2832, 02-2889, 02-2921, 02-2933, 02-3053, 02-3508, 02-3574, 02-3715, 02-3755, and 02-3798, the Securities Actions.

ORDER PRELIMINARILY APPROVING SECURITIES LITIGATION SETTLEMENT,

DIRECTING PROVISION OF NOTICE AND SCHEDULING SETTLEMENT HEARING

WHEREAS, the parties to the above-described class action (“Action”) have applied for an order, pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, fixing certain matters in connection with a proposed settlement of the Action, in accordance with a Settlement Agreement (the “Proposed Settlement”) entered into by the parties as of December 31, 2004, which is incorporated herein by reference, and dismissing the Action upon the terms and conditions set forth in the Settlement Agreement;

NOW, THEREFORE, pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, upon the agreement of the parties, and after consideration of the Settlement Agreement and the exhibits annexed thereto,

IT IS HEREBY ORDERED that:

1.          The representations, agreements, terms, and conditions of the parties’ Proposed Settlement, as embodied in the Settlement Agreement and the exhibits attached thereto, are preliminarily approved pending a final hearing on the Proposed Settlement as provided herein.

2.             For purposes of the Proposed Settlement only, the Court finds and determines that the Action may proceed as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure, on behalf of a class consisting of all Persons, including Xcel employees, who purchased or otherwise acquired for value common stock of Xcel Energy, Inc. (“Xcel”) or Senior Notes issued by NRG Energy, Inc. (“NRG Senior Notes”) (consisting of 7.75% notes due 2011 and 8.625% notes due 2031) during the period beginning January 31, 2001 through July 25, 2002, inclusive (“Class Period”) whether pursuant to prospectus, in open-market transactions, or otherwise, except the defendants, any member of the immediate family of any Individual Defendant, and any legal representative, heir, controlling person, successor, predecessor in interest or assign of any defendant (“Settlement Class” or “Class”). Also for purposes of the Proposed Settlement only, the Court further finds and determines, pursuant to Rule 23(a) of the Federal Rules of Civil Procedure, that Chips Investments Limited Partnership, Steven Aanenson, Beverly K. Aanenson, Harry C. Andrews, Thomas R. Perry, Jr., Lloyd and Barbara Amundson Charity Foundation, Lake Benton Bancorporation, Inc., L.A. Amundson Scholarships, Inc. and Catholic Workman (“Representative Plaintiffs”) and counsel of record will fairly and adequately represent the interests of the Settlement Class in enforcing their rights in the Action.

3.             Pursuant to Rule 23(g), the Court appoints as co-lead counsel for the Class the law firms of Chestnut & Cambronne, P.A. and Berger & Montague, P.C. Based on the proceedings in this matter to date and the documents on file with the

2

Court, the Court concludes that Class counsel has and will represent the Class fairly and adequately. Appointment of the above-named counsel as Class counsel is supported by the significant work that Class counsel has performed in identifying and investigating the potential claims in this action, the experience of Class counsel in handling class actions and securities actions, Class counsel’s knowledge of the securities laws, and the resources that Class counsel has committed to the prosecution of this action.

4.             For purposes of the Proposed Settlement only, the Court appoints Jack L. Chestnut and the law firm of Chestnut & Cambronne P.A., Minneapolis, Minnesota, as Plaintiffs’ Settlement Counsel to act on behalf of the Settlement Class, the Representative Plaintiffs, and the other Class Counsel with respect to the Proposed Settlement. The Court authorizes Plaintiffs’ Co-Lead Counsel to enter into the Settlement Agreement on behalf of all Class Counsel, the Representative Plaintiffs, and the Settlement Class, and to bind them all to the duties and obligations contained therein, subject to final approval by the Court of the Proposed Settlement.

5.             Having reviewed the proposed form of Notice of Pendency of Class Action and Derivative Action, Proposed Settlements, Motions for Attorneys’ Fees and Settlement Fairness Hearing submitted by the parties as Exhibit A-l to the Settlement Agreement (“Notice of Settlement Hearing”), the Court hereby approves such Notice of Settlement Hearing and directs that Plaintiffs’ Settlement Counsel shall mail, or cause to be mailed, such Notice of Settlement Hearing to all members of the Settlement Class (“Class Members”) and owners of Xcel Energy, Inc. common stock as of December 27, 2004, who can be identified through reasonable effort. The mailing is to be made by

3

first-class United States mail, postage prepaid, at least 45 days prior to the date of the Settlement Hearing.

6.             Having reviewed the proposed form of Summary Notice of Pendency of Class Action and Derivative Action, Proposed Settlements, Motions for Attorneys’ Fees and Settlement Fairness Hearing submitted by the parties as Exhibit A-2 to the Settlement Agreement (“Summary Notice”), the Court hereby approves such Summary Notice and directs that Plaintiffs’ Settlement Counsel shall cause such Summary Notice to be published once in the national edition of The Wall Street Journal, Minneapolis Star Tribune, and St. Paul Pioneer Press, no more than 10 days after the mailing of the Notice of Settlement Hearing and at least 35 days prior to the Settlement Hearing.

7.             The Court finds and determines that mailing of the Notice of Settlement Hearing and publication of the Summary Notice constitute the best notice to the Settlement Class practicable under the circumstances, constitute due and sufficient notice of the matters set forth in said Notices to all persons entitled to receive notice, and fully satisfy the requirements of due process, of 15 U.S.C. § 78u-4(a)(7), and of Rule 23 of the Federal Rules of Civil Procedure.

8.             Any Class Member who desires to request exclusion from the Settlement Class must submit a written request for exclusion in the form and manner required by the Notice of Settlement Hearing. Such request for exclusion must be addressed to Analytics, Inc., in an envelope marked “Request for Exclusion” and received or postmarked on or before March 17, 2005; must refer to the action In Re Xcel Energy, Inc., Securities Litigation, Civil File No. 02-2677 (DSD/FLN); must include

4

a statement that the Class Member wishes to be excluded from participation in the Proposed Settlement; and must provide the quantity (i.e., the number of shares or the principal value of notes) of Xcel common stock or NRG Senior Notes, respectively, purchased during the Class Period, and the dates of such purchases. Copies of such requests for exclusion must also be served upon, and received by, the following counsel on or before that same date:

Jack L. Chestnut
Chestnut & Cambronne, P.A.
3700 Campbell Mithun Tower
222 South Ninth Street
Minneapolis, MN 55402
Plaintiffs’ Settlement Counsel

John M. Newman, Jr.
Jones Day
North Point
901 Lakeside Avenue
Cleveland, OH 44114
Defendants’ Settlement Counsel

9.             A hearing will be held by this Court in the Courtroom of The Honorable David S. Doty, U.S. Federal Building, 300 South Fourth Street, Minneapolis, Minnesota 55415, at 9:30 a.m. on April 1, 2005 (“Settlement Hearing”), to determine: (a) whether the Proposed Settlement should be approved as fair, reasonable, adequate, and in the best interests of the Settlement Class; (b) whether a final judgment should be entered substantially in the form of Exhibit B to the Settlement Agreement; (c) whether the Representative Plaintiffs’ proposed plan of distribution of the settlement proceeds as described in the Notice of Settlement Hearing (“Plan of Distribution”) should be approved as fair and reasonable to the Settlement Class; and (d) whether to approve the motion of Plaintiff’s Co-Lead Counsel, on behalf of lead plaintiffs and Class Counsel,

5

for an award of attorneys’ fees, costs, and expenses (“Fee and Expense Petition”). The Settlement Hearing is subject to continuation or adjournment by the Court without further notice.

10.           Prior to the Settlement Hearing, Plaintiffs’ Co-Lead Counsel shall cause an affidavit to be filed with the Court certifying that the Notice of Settlement Hearing has been provided and the Summary Notice has been published as directed in Paragraphs 4 and 5 of this Order.

11.           Any Class Member who wishes to object to the Proposed Settlement, the Plan of Distribution, and/or the Fee and Expense Petition, or to appear at the Settlement Hearing and show cause, if any, why the same should not be approved as fair, reasonable, adequate, and in the best interests of the Settlement Class, or why a final judgment should not be entered thereon, must serve and submit a written notice of intention to appear and written objections in the form and manner required by the Notice of Settlement Hearing. Such notice of intention to appear and objections must be addressed to Analytics, Inc.; must refer to In Re Xcel Energy, Inc., Securities Litigation, Civil File No. 02-2677 (DSD/FLN); must be received by Analytics, Inc. by March 17, 2005, a date which is in excess of 14 days prior to the date of the Settlement Hearing; must provide, with respect to each transaction in Xcel common stock or NRG Senior Notes made by such person during the Class Period, a statement setting forth the date, type of transaction, price, and quantity (i.e., the number of shares or the principal value of notes) of Xcel common stock or NRG Senior Notes, respectively, involved; must provide a detailed statement of such person’s specific objections to any matter before the Court and the grounds therefor; must include all

6

documents and other writings such person wishes the Court to consider; and must identify any witnesses such person may call to testify and exhibits such person intends to offer into evidence at the Settlement Hearing. Copies of all materials also must be submitted and received by the following counsel on or before that same date:

Jack L. Chestnut
Chestnut & Cambronne, P.A.
3700 Campbell Mithun Tower
222 South Ninth Street
Minneapolis, MN 55402
Plaintiffs’ Settlement Counsel

John M. Newman, Jr.
Jones Day
North Point
901 Lakeside Avenue
Cleveland, OH 44114
Defendants’ Settlement Counsel

12.           No person shall be entitled to object to the Proposed Settlement, to the final judgment to be entered in this Action, to any award of attorneys’ fees, costs, and expenses to lead plaintiffs and Class Counsel, or otherwise to be heard, except by serving and filing a written notice of intention to appear and written objections in the form and manner, and by the date, required by the Notice of Settlement Hearing. Any person who fails to object in the manner and by the date required shall be deemed to have waived any objections, and shall be forever barred from raising such objections in this or any other action or proceeding.

13.           Based upon the preliminary hearing and the Court’s analysis of the Plan of Distribution, the Court determines that Xcel shares that were both purchased and sold during the Class Period were not damaged.

7

14.           Having reviewed the proposed Proof of Claim Form and Release submitted by the parties as Exhibit A-3 to the Settlement Agreement, the Court hereby approves such Proof of Claim Form and Release and directs that Plaintiffs’ Co-Lead Counsel shall mail, or cause to be mailed, such Proof of Claim Form and Release at the same time, in the same manner, and to the same persons, as provided in Paragraph 5 with respect to the Notice of Settlement Hearing.

15.           In order to share in any proceeds resulting from the settlement of this Action, Class Members must submit a Proof of Claim Form and Release (“Proof of Claim”) in the manner provided therein by no later than May 1, 2005. A Proof of Claim submitted by mail shall be deemed to have been submitted when postmarked, if mailed by first-class mail, registered mail, or certified mail, postage prepaid, addressed in accordance with the instructions given in the Proof of Claim. All other Proofs of Claim shall be deemed to have been submitted at the time they are actually received by Analytics, Inc. Late claims shall be denied as untimely.

16.           Upon the entry of final judgment after the Settlement Hearing, all Class Members, whether or not they have filed a Proof of Claim within the time provided, shall be barred and enjoined from asserting any claims (except through the Proof of Claim procedures) arising from the Settled Claims (as defined in Paragraph V(A)(19) of the Settlement Agreement), and all Class Members shall be conclusively deemed to have released any and all such claims.

17.           Upon the entry of final judgment after the Settlement Hearing, and upon the Effective Date of the final judgment contemplated by the Settlement Agreement, which will occur three court days after the date upon which the judgment in

8

this Action becomes not subject to further appeal or review, only persons who are Class Members shall have rights in the distribution of the Settlement Fund created by the Proposed Settlement, except as otherwise ordered by the Court.

18.           Pending final determination of whether the Proposed Settlement should be approved, neither any Representative Plaintiff nor any Class Member who has received notice of the Proposed Settlement shall commence or prosecute, either directly, representatively or in any other capacity, any action or proceeding in any court or tribunal asserting any of the Settled Claims.

19.           The Court reserves the right to adjourn or continue the Settlement Hearing, and any adjournment or continuance may be without further notice of any kind other than oral announcement at the Settlement Hearing or at any later hearing.

Date:

David S. Doty
United States District Judge

9

EXHIBIT A-1

UNITED STATES DISTRICT COURT

DISTRICT OF MINNESOTA

In Re Xcel Energy, Inc., Securities, Derivative	Master File: Civil 02-2677 (DSD/FLN)
& “ERISA” Litigation	MDL No. 1511

This document relates to Case Nos. 02-2677, 02-2774, 02-2787, 02-2832, 02-2889, 02-2921, 02-2933, 02-3053, 02-3508, 02-3574, 02-3715, 02-3755, and 02-3798, the Securities Actions, and Case No. 02-2931, the Derivative Action.

NOTICE OF PENDENCY OF CLASS ACTION AND DERIVATIVE ACTION,

PROPOSED SETTLEMENTS, MOTIONS FOR ATTORNEYS’ FEES AND

SETTLEMENT FAIRNESS HEARING

If you purchased or otherwise acquired for value the common stock of defendant Xcel Energy, Inc. or NRG Senior Notes (as defined in the response to Question 7 below) between January 31, 2001 through and including July 25, 2002, or if you are a current Xcel shareholder, then you should read this notice .

A federal court authorized this notice. This is not a solicitation from a lawyer. Please do not call the court, Xcel Energy, or Bank of New York about this notice. Additional information is available by calling toll-free 1-866-890-4859, or at www.xcelenergysettlement.com.

THIS NOTICE AFFECTS YOUR LEGAL RIGHTS. PLEASE READ IT CAREFULLY. YOU MAY WISH TO CONSULT YOUR ATTORNEY CONCERNING THIS NOTICE. NO CLAIM IS BEING MADE AGAINST YOU.

•                  The Settlement of the Securities Actions will provide an $80 million settlement fund for the benefit of persons who purchased or otherwise acquired for value shares of common stock of Xcel Energy, Inc. (“Xcel”) between January 31, 2001 and July 25, 2002 (the “Class Period”). The Settlement of the Derivative Action includes corporate governance changes affecting how Xcel’s board of directors will function in the future.

•                  The Settlement of the Securities Actions resolves lawsuits claiming that Xcel misled investors about the status and prospects of its business, the terms of its credit agreements, its energy trading practices and its relationship with NRG Energy, Inc. (“NRG”). The Settlement of the Derivative Action resolves a lawsuit claiming that Xcel’s directors and certain officers violated fiduciary duties that they owed to Xcel.

•                  Your legal rights are affected whether you act, or do not act. Read this notice carefully.

YOUR LEGAL RIGHTS AND OPTIONS

SUBMIT A CLAIM FORM	The only way to get a payment, if you are eligible for one.
EXCLUDE YOURSELF	Get no payment. This is the only option that allows you ever to be part of any lawsuit against Xcel and the other defendants about the legal claims in the Securities Actions.
OBJECT	Write to the Court about why you do not like either Settlement.
GO TO A HEARING	Ask to speak in Court about the fairness of either Settlement.
DO NOTHING	Get no payment. Give up rights.

•                  These rights and options —and the deadlines to exercise them—are explained in this notice.

•                  The Court in charge of this case still has to decide whether to approve the Settlements. Payments will be made if the Court approves the Settlements and after any appeals are resolved. This process could take a considerable amount of time. Please be patient.

SUMMARY OF CLASS ACTION AND DERIVATIVE SETTLEMENTS

Description of Securities Actions and Derivative Action

The proposed Settlement will resolve two lawsuits, the “Securities Actions” and the “Derivative Action.” The Securities Actions were brought on behalf of persons who purchased or otherwise acquired for value Xcel common stock and NRG Senior Notes, and the Derivative Action was brought by an Xcel shareholder on behalf of Xcel against certain of its current or former officers and directors. The plaintiffs in the Securities Actions claim that the defendants made misleading statements that caused the plaintiffs to pay inflated prices for the securities they purchased. The Securities Actions are being settled for the payment of an $80 million Settlement Fund. The plaintiff in the Derivative Action claims that Xcel directors and certain officers violated fiduciary duties they owed to Xcel, causing damage to Xcel. The Derivative Action is being settled with an agreement to make certain prospective corporate governance changes related to how Xcel’s board of directors operates, with the intention of benefiting Xcel in the future.

Statement of Plaintiffs’ Recovery in Securities Actions

Under the Settlement of the Securities Actions described in this notice, a Settlement Fund consisting of $80 million in cash, plus interest accrued thereon, will be established. The Net Settlement Fund will be distributed in the manner described in the Plan of Distribution at pages      -      below to persons who bought Xcel stock during the Class Period. Plaintiffs estimate that there were approximately 148,927,191 million shares of Xcel common stock traded during the Class Period as to which there may have been damage. Plaintiffs estimate that the average recovery per share is $0.54 before deduction of Court-awarded attorneys’ fees and expenses (assuming claims were to be made for all damaged shares). A Class Member’s actual recovery will be a proportion of the Net Settlement Fund determined by his, her or its approved claim as compared to the total amount of approved claims of all Class Members who submit proofs of claim. Purchasers of NRG Senior Notes will not receive any payment.

Statement of Potential Outcomes In Securities Actions

The parties disagree on both liability and damages and do not agree on the average amount of damages per share or per dollar of debt that would be recoverable if plaintiffs were to prevail on each claim alleged. The Defendants deny that they are liable to the Plaintiffs or the Class for any amount of money and deny that the Plaintiffs and the Class have suffered any damage at all.

The lead plaintiffs and plaintiffs’ counsel believe, based on the advice of experts they have retained, that the total potential damages in the Securities Actions for purchasers of Xcel common stock are $354.9 million, if it were to be proved that the defendants violated the securities laws. Defendants’ expert believes that even if the alleged violations were found to have occurred, damages to purchasers of Xcel common stock would be no more than $36.8 million, and could be as low as $15 million. Plaintiffs’ expert believes that the total potential damages for purchasers of NRG Senior Notes are $0. Defendants’ expert believes that if even liability were to be established on claims relating to NRG Senior Notes, only nominal damages, approximately $0, could be proven for those claims. The Court has already ruled on the claims relating to NRG Senior Notes, and has dismissed those claims with prejudice. Moreover, as a result of the bankruptcy of NRG Energy, Inc., the claims relating to the NRG Senior Notes have been released as against Xcel and present and former Xcel directors and officers.

Statement of Recovery On Behalf of Xcel In Derivative Action

Unlike securities litigation, which seeks recovery to individual shareholders, derivative litigation instead is brought on behalf of the company itself, alleging that the directors and/or certain officers breached their fiduciary duties, resulting in injury to the company. The principal claims underlying the present Derivative Action are that the directors of Xcel violated their fiduciary duties by, among other things, failing to ensure that Xcel’s management made full and accurate disclosures regarding certain operational risks the company faced in connection with cross-default provisions of credit agreements with lenders, and failing to have in place at the Company an adequate and effective system of internal controls sufficient to ensure Xcel’s public statements and filings with the Securities and Exchange Commission about its business and finances were complete and accurate. The proposed Settlement of the Derivative Action described in this notice would address these alleged corporate governance deficiencies. Specifically, the proposed changes, some of which directly affect the Audit Committee, the Finance Committee and the Governance, Compensation and Nominating Committee of the Board of Xcel include, among others.

Audit Committee: the Settlement requires that (i) at least one member of the Audit Committee must also serve on the Finance Committee, (ii) the Audit Committee must coordinate and consult with the Finance Committee for the purpose of receiving all reasonably available information relevant to the Audit Committee’s determination of whether the Company’s audited and unaudited financial disclosures appropriately disclose material financial and operational risk exposures the Company faces, and (iii) the Audit Committee will increase its minimum number of annual meetings from four to no fewer than five;

Finance Committee: the Settlement (i) broadens the mandate of the Finance Committee to include responsibility to coordinate with management regarding the oversight and control of operational risk exposures at the Company, (ii) grants to committee members the right to call a meeting of the committee whenever a majority determines such meeting is necessary or advisable, (iii) further reflects the Audit Committee changes described above by requiring that (a) the Finance Committee include at least one member of the Audit Committee, and (b) the Finance Committee must coordinate and consult with the Audit Committee for the purpose of sharing all reasonably available information relevant to the Audit Committee’s determination of whether the Company’s audited and unaudited financial disclosures appropriately disclose material financial and operational risk exposures the Company faces; and

Governance, Compliance and Nominating Committee: the Settlement imposes a minimum number of annual meetings of not fewer than four.

In addition, the proposed Settlement requires the Board to direct management to undertake certain internal assessments of communication and information processes within the Company, with the purpose of developing improved systems as appropriate in order to strengthen the flow of material information to the Board regarding, among other areas, the Company’s material financial commitments and credit arrangements, and the public reporting of significant conditions and contingencies regarding such commitments and arrangements. A detailed listing of all the proposed corporate governance changes is in the Stipulation of Settlement of the Derivative Action, which you can obtain by following the instructions in the answers to questions 27 and 28.

Statement of Potential Outcomes In Derivative Action

To institute a derivative action, a shareholder must either make a demand on the company’s board to take appropriate remedial action (including, as appropriate, bringing legal action against some or all of the directors themselves), or demonstrate in the complaint that making such a demand would have been futile, based on, for example, the conduct of the defendants themselves in connection with the alleged wrongdoing. The District Court dismissed Plaintiff’s derivative claims based on a finding that, among other things, Plaintiff had failed adequately to allege why she did not first make a demand on the Board of Xcel before she brought her Derivative Action. Plaintiff contends that her complaint more than adequately alleged the reasons why making such demand, in light of the acts and failures to act by the Board during 2001 and the first half of 2002, was not required by law.

Plaintiff filed an appeal to the U.S. Court of Appeals for the Eighth Circuit on this issue. Both Plaintiff and the Derivative Defendants have fully briefed their arguments on this appeal, and the parties were awaiting the appellate court’s setting a date for argument on the matter. If Plaintiff were to lose this appeal, the Derivative Action would be over, with no relief, in the form of changes to corporate governance or otherwise, resulting from it. If Plaintiff were to win on this appeal, the Derivative Defendants could find themselves facing personal liability to Xcel, posing a significant risk, despite the Derivative Defendants’ consistent position that they did not breach their fiduciary duties to Xcel. Plaintiff believes the proposed Settlement of the Derivative Action offers real benefit to Xcel in the form of significant corporate governance changes, in light of the risks and uncertainties of continued litigation.

Statement of Attorneys’ Fees or Costs Sought in Securities Actions

Plaintiffs’ counsel in the Securities Actions will ask the Court to award them attorneys’ fees of 25% of the gross Settlement Fund, along with costs and expenses (including, among other items, fees to be paid to the Claims Administrator, an award to the lead plaintiffs for their time and expenses devoted to this action, and a portion of the fee for plaintiff’s counsel in the Derivative Action) not to exceed $1,200,000. Therefore, the total attorneys’ fees, costs, and expenses which are requested in the Securities Actions are a maximum of $21,200,000. If the Court agrees to award this amount, the total attorneys’ fees, costs, and expenses will amount to 26.5% of the total recovery. The attorneys’ fees, costs, and expenses sought by plaintiffs’ counsel would amount to $0.14 per share for those shares that suffered damages, if the request is granted in full. The requested attorneys’ fees are based upon the complex nature of the litigation, the considerable effort devoted to prosecuting the action, the risk assumed by plaintiffs’ counsel, the difficulties encountered in obtaining the settlement, the time devoted to resolving this lawsuit and the significant recovery to the Xcel shareholders. In this type of litigation it is customary for counsel to be awarded a percentage of the common fund recovery as their attorneys’ fees.

Statement of Attorneys’ Fees and Costs Sought in Derivative Action

Plaintiff’s Counsel in the Derivative Action intend to submit an application to the Court for an award of attorneys’ fees and expenses in the amount of $250,000. This amount reflects only approximately 50% of the time and expense these counsel have incurred in litigating this case to date. One-half of whatever amount, if any, the Court approves as attorneys’ fees and reimbursement of expenses in the Derivative Action will be paid as an expense of the Securities Action pursuant to the Stipulation of Settlement in that action, and one-half (in an amount not to exceed $125,000) will be paid separately by Xcel.

Identification of Plaintiffs’ Representatives

Both the plaintiffs and the defendants are represented by multiple counsel.

Plaintiffs’ co-lead counsel in the Securities Actions are:

Jack L. Chestnut	Sherrie R. Savett
Karl L. Cambronne	Phyllis M. Parker
Jeffrey D. Bores	Berger & Montague, P.C.
Chestnut & Cambronne, P.A.	1622 Locust Street
3700 Campbell Mithun Tower	Philadelphia, PA 19103
222 South Ninth Street
Minneapolis, MN 55402

Primary plaintiff’s counsel in the Derivative Action are:

Karen L. Morris	Bruce G. Murphy

Patrick F. Morris	Law Offices of Bruce G. Murphy
Morris and Morris LLC	265 Llwyds Lane
Counselors At Law	Vero Beach, FL 32963
1105 North Market Street
Suite 803
Wilmington, DE 19801

Further information regarding the lawsuits and this notice may be obtained by contacting these counsel.

Reasons for Settlement of the Securities Actions

The principal reason for the Settlement of the Securities Actions is the benefit to be provided to the Class now. This benefit must be compared to the risk that no recovery might be achieved if the Court grants the Defendants’ anticipated motions for summary judgment or if the Defendants prevail after a contested trial and appeals that would likely take years to complete. The lead plaintiffs in the Securities Actions believe that the proposed Settlement is fair, reasonable and adequate for Class Members. The lead plaintiffs have reached this conclusion after considering, among other things, the strengths and weaknesses of the claims against the Defendants, including Defendants’ contentions, among others, that Defendants did not make any materially false or misleading statements, that Plaintiffs cannot prove any damages were caused by the alleged misconduct, that any allegedly false or misleading statements were not made with an intent to defraud; that as to the NRG Senior Note claims, those claims are independently barred as against Xcel and several other of the defendants by orders in the NRG bankruptcy proceedings, and those claims also failed to survive a motion to dismiss in the Court handling this lawsuit; and that even if plaintiffs were to prevail, their provable damages may well be substantially less than the proposed settlement amount for purchasers of Xcel shares, or nothing for purchasers of NRG Senior Notes.

Reasons for Settlement of the Derivative Action

The principal reason for the Settlement of the Derivative Action at this time is to ensure important corporate governance changes are made at the Company. The scope and timing of this benefit must be weighed against the potential that, should the Eighth Circuit Court of Appeals deny Plaintiff’s appeal, the opportunity to implement these significant corporate governance changes could be lost. As such, Plaintiff believes the proposed settlement is fair, reasonable and adequate to Xcel within the context of the litigation as it presently stands. The proposed Derivative Settlement would require the implementation of significant corporate governance changes while offering the Derivative Defendants the certainty of a full release of liability.

WHAT THIS NOTICE CONTAINS

Table of Contents

Summary Notice

Summary of Class Action and Derivative Settlements

Description of Securities Actions and Derivative Action

Statement of Plaintiffs’ Recovery in Securities Actions

Statement of Potential Outcomes In Securities Actions

Statement of Recovery On Behalf of Xcel In Derivative Action

Statement of Potential Outcomes In Derivative Action

Statement of Attorneys’ Fees or Costs Sought in Securities Actions

Statement of Attorneys’ Fees and Costs Sought in Derivative Action

Identification of Plaintiffs’ Representatives

Reasons for Settlement of the Securities Actions

Reasons for Settlement of the Derivative Action

Basic Information

1. Why did I get this notice package?

2. What are these lawsuits about?

3. What has happened during the litigation of the Securities Actions?

4. What has happened during the litigation of the Derivative Action?

5. Why are the Securities Actions a class action?

6. Why are there proposed settlements of the Securities Actions and the Derivative Action?

Who Is In The Settlement of the Securities Actions

7. How do I know if I am part of the Settlement of the Securities Actions?

8. Are there exceptions to being included?

9. What if I am still not sure if I am included in the class in the Securities Actions?

The Benefits of the Settlements —What You May Get

10. What does the Settlement of the Securities Actions provide?

11. What does the Settlement of the Derivative Action provide?

12. What will my payment be under the Settlement of the Securities Actions?

How You Get A Payment —Submitting A Claim Form

13. How can I get a payment under the Settlement of the Securities Actions?

14. When would I get my payment?

15. What am I giving up to get a payment or stay in the Class?

Excluding Yourself From the Settlement of the Securities Actions

16. How do I get out of the proposed Settlement of the Securities Actions?

17. If I do not exclude myself from the Class in the Securities Actions, can I sue Xcel and other defendants for the same thing later?

18. If I exclude myself, can I get money from the proposed Settlement of the Securities Actions?

The Lawyers Representing You

19. Do I have a lawyer in this case?

20. How will the lawyers be paid?

Objecting To The Settlements

21. How can I tell the Court if I do not like the proposed Settlements?

22. In the Securities Actions, what is the difference between objecting and excluding myself from the Settlement?

The Court’s Settlement Fairness Hearing

23. When and where will the Court decide whether to approve the proposed Settlements?

24. Do I have to come to the hearing?

25. May I speak at the hearing?

If You Do Nothing

26. What happens if I do nothing at all?

Getting More Information

27. Are there more details about the proposed Settlements?

28. How do I get more information?

Plan of Distribution of Net Settlement Fund Among Class Members in the Securities Actions

Special Notice to Securities Brokers And Other Nominees

BASIC INFORMATION

1.                                       Why did I get this notice package?

You or someone in your family may have purchased shares of Xcel common stock or NRG Senior Notes between January 31, 2001 through and including July 26, 2002, and therefore you may be a Class Member in the Securities Actions. Or, you may be a current shareholder of Xcel, and thus have a potential interest in the Settlement of the Derivative Action.

The Court directed that this Notice be sent to you because you have a right to know about a proposed settlement of a class action or derivative lawsuit, and about all of your options, before the Court decides whether to approve the Settlement of the Securities Actions or the Derivative Action. If the Court approves the Settlements and after objections and appeals are resolved, an administrator appointed by the Court will make the payments that the Settlement of the Securities Actions allows.

This package explains the lawsuits, the Settlements, the legal rights of Class Members and current Xcel shareholders, what benefits are available, who is eligible for them, and how to get them.

The Court in charge of the cases is the United States District Court for the District of Minnesota. The case is assigned to Senior United States District Judge David S. Doty. The people who sued are called the plaintiffs, and the people who have been sued are called the defendants. The defendants in the Securities Actions are Xcel, Wayne Brunetti, Edward J. McIntyre, James J. Howard, David H. Peterson, Leonard A. Bluhm, William T. Pieper, Gary R. Johnson, Richard C. Kelly, and Luella G. Goldberg. The defendants in the Derivative Action are Messrs. Brunetti, McIntyre and Howard,

plus members of Xcel’s board of directors (C. Coney Burgess, David A. Christensen, R. R. Hemminghaus, A. Barry Hirschfeld, Douglas W. Leatherdale, Albert F. Moreno, Margaret A. Preska, A. Patricia Sampson, Allan L. Schuman, Rodney E. Slifer and W. Thomas Stephens).

2.                                       What are these lawsuits about?

Xcel is a combination electric and gas utility engaged in production and distribution throughout the central and mountain states. Xcel formerly owned a subsidiary called NRG Energy, Inc. NRG was an unregulated “independent power producer” that operated power plants and sold power in the wholesale market. In the time since the end of the Class Period, NRG has filed for bankruptcy and been reorganized as a company separate from Xcel. The plaintiffs in the Securities Actions claim that the Defendants misled the investing public about Xcel’s relationship with NRG, about the effects that NRG’s business problems could have on Xcel, and conversely the effect of Xcel’s credit circumstances on NRG’s financial health and expectations. Specifically, they claim that the defendants concealed information about a “cross-default” provision in two of Xcel’s bank credit agreements. Under that provision, Xcel would lose access to two lines of credit if NRG were to default on its debts above a certain size. When the existence of the cross-default provisions was revealed at the end of the Class Period, Xcel’s stock price declined, which the plaintiffs say caused damages to the Class Members. Plaintiffs also claim that the defendants concealed information about allegedly improper “round-trip” trades of energy in which Xcel’s subsidiaries are alleged to have participated with other utility companies.

The Derivative Action alleges that the defendants who were Xcel officers violated their fiduciary duties to Xcel by not making accurate disclosures in the public press and filings with the SEC about the existence of the cross-default provisions in certain of Xcel’s credit agreements, and the potential adverse impact NRG’s deteriorating financial condition could have on Xcel should these provisions be triggered, as well as about the likelihood of the Company being able to continue to pay its traditional $1.50 dividend, and whether its subsidiaries participated in certain improper alleged round-trip energy trading practices during the California energy crisis in 1999 and 2000.

In addition, the Derivative Action also alleges that the defendants who were directors of Xcel violated their fiduciary duties by not ensuring that Xcel’s management made full and accurate public disclosures on those above-listed topics, and by not ensuring that Xcel had in place a system of oversight and internal controls sufficient to ensure that the company’s public statements about its business and finances were complete and accurate.

The Defendants in both the Securities Actions and Derivative Action have denied that they did anything wrong. The Court has not decided that any of the Defendants did anything wrong.

3.             What has happened during the litigation of the Securities Actions?

Beginning on or about July 31, 2002, a series of lawsuits was filed in the United States District Court for the District of Minnesota on behalf of proposed classes of securities purchasers. The complaints generally alleged that defendants Xcel and certain current and former officers and directors of Xcel and also of Xcel’s troubled then-subsidiary NRG violated the federal securities laws by making misstatements regarding

Xcel’s business and prospects, including, among other things, by not properly disclosing (i) allegedly improper “round-trip trading” of energy that had the claimed effect of boosting reported revenue, and (ii) the terms and conditions of Xcel’s revolving credit agreements, in particular that those agreements contained cross-default provisions tying Xcel’s access to credit to the financial fortunes of NRG, and similarly connecting NRG’s financial health to that of Xcel. As a result of these misstatements, the complaints alleged, the price of Xcel common stock and NRG Senior Notes was artificially inflated, causing damages to the members of the proposed classes.

On November 13, 2002, the Court entered an order consolidating the securities cases for all purposes and appointing the “Chips Group” as lead plaintiffs and its attorneys as co-lead counsel in the Securities Actions. On January 24, 2003, a consolidated amended complaint was filed (the “Complaint,” as subsequently amended and corrected). The Complaint alleged that Xcel and the individual defendants violated §§ 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”) (15 U.S.C. §§ 78j(b) and 78t(a) and Rule 10b-5 promulgated thereunder) and §§ 11 and 15 of the Securities Act of 1933 (“Securities Act”) (15 U.S.C. §§ 77k and 77o), causing damages to defined groups of purchasers of Xcel stock and NRG Senior Notes.

In March 2003, the Judicial Panel on Multidistrict Litigation issued an order coordinating the Securities Actions, for pretrial purposes only, with shareholder derivative and ERISA lawsuits filed against certain current and former directors and officers of Xcel (and, as to the ERISA actions, also against Xcel itself). That coordinated proceeding was captioned In re Xcel Energy, Inc. Securities, Derivative and ERISA Litigation, MDL No. 1511.

By order dated September 30, 2003, the Court granted in part and denied in part defendants’ motion to dismiss the Complaint in the Securities Actions. See In Re Xcel Energy, Inc. Securities, Derivative & ERISA Litigation, 286 F. Supp. 2d 1047 (D. Minn. 2003). The Court denied the motion to dismiss as it related to claims under the Exchange Act brought on behalf of those who purchased or acquired Xcel common stock during the proposed class period. The Court granted the motion as it related to all claims brought on behalf of purchasers of NRG Senior Notes, which were advanced under both Rule 10b-5 and the Securities Act. The Court dismissed the NRG Senior Note claims with prejudice, concluding as a matter of law that the prospectuses under which the NRG Senior Notes were offered did not contain material omissions or misstatements, and that the Rule 10b-5 claim on behalf of NRG noteholders was “too attenuated to withstand the scrutiny required by the [Private Securities Litigation Reform Act],” and failed to raise any inference of fraud as to any of the defendants. Before the beginning of settlement negotiations that ultimately led to this Agreement, counsel focusing on claims regarding the NRG Senior Notes had independently concluded that an appeal of the Court’s dismissal of the noteholder claims would not be pursued in view of the very limited prospect for a reversal of the dismissal order. Moreover, the discovery taken following the Court’s order on the motion to dismiss did not uncover evidence that would have supported any of the claims that had been raised in the Complaint on behalf of purchasers of NRG Senior Notes.

On May 14, 2003, after commencement of the Securities Actions, NRG filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. On November 24, 2003, following notice and hearing in accordance with the provisions of the Bankruptcy Code and Rules, the United States Bankruptcy Court for the Southern District of New York entered an order confirming NRG’s plan of reorganization and authorizing its entry into a settlement agreement with Xcel. One effect of the confirmation order, the plan and the Xcel agreement was to release various NRG-related claims against Xcel and present and former Xcel directors and officers, including all claims alleged in the Complaint relating to the NRG Senior Notes as against Xcel and the majority of the individual defendants.

The parties to the Securities Actions, after engaging in substantial discovery, were ordered by the court to engage in mediation. Through the mediation and follow-up contacts, the parties agreed to a settlement, the terms of which are embodied in a Settlement Agreement and described in this Notice. A prerequisite to any settlement of the Securities Actions (in which the Settlement Fund is funded largely by insurance proceeds) was the full and final resolution and release of all claims asserted in the Complaint, including those asserted in respect of Xcel common stock and those asserted in respect of NRG Senior Notes (which full and final resolution is accomplished by the Settlement Agreement), as well as full and final resolution of both the Derivative Action and actions brought by participants and beneficiaries of Xcel employee benefit plans against Xcel and certain of its officers and directors under the Employee Retirement Income Security Act of 1974.

4.             What has happened during the litigation of the Derivative Action?

On or about July 25, 2002, Xcel disclosed, among other facts, the existence of the cross-default provisions in important credit agreements with lenders, its inability to remedy liquidity and credit difficulties with respect to NRG and regulatory investigations of alleged “round-trip” energy trading practices by the Company. Following this disclosure, Plaintiff, through her counsel, undertook an investigation of these problems and their root causes, and determined to file a derivative complaint against the then-Board of Directors and certain officers of Xcel. Plaintiff, in her original Derivative Complaint, filed in August 2002, and in her subsequent Amended Derivative Complaint, filed on or about January 15, 2004, alleged that the Derivative Defendants breached their fiduciary duties to Xcel in several ways, including by making and permitting others at the Company to make false and misleading representations regarding the existence of the cross-default provision in key credit agreements with lenders, and the likely materially adverse impact on Xcel of NRG’s continually deteriorating financial condition as potentially triggering these provisions, as well as in failing to ensure the Company had in place an adequate and appropriate system of oversight and controls to ensure Xcel’s financial reports were recorded and maintained in accordance with Generally Accepted Accounting Principles (GAAP) and that representations by Company officials, in the general press and in public filings with the SEC, were complete and accurate when made.

Rule 23.1 of the Federal Rules of Civil Procedure provides that a plaintiff is not required to make a demand on a board of a company prior to bringing a derivative claim if such demand would be futile. One way of demonstrating futility is by alleging sufficient facts to demonstrate that the directors of the company face an independent substantial likelihood of liability based upon their own acts or failures to act in connection with the wrongful conduct at issue. Plaintiff believed that based on, among other factors, what she saw as multiple warnings and other “red flags” provided to the

Board during the eighteen month period of 2001 and the first half of 2002 of the wrongful conduct at issue and the repeated false and misleading representations by Company officials regarding the lack of any direct link between NRG’s financial problems and Xcel’s financial condition, she had adequately alleged in her Amended Complaint that the Derivative Defendants did face a substantial likelihood of liability, and thus, she had no requirement to make a demand on the Board of Xcel prior to initiating her Derivative Action.

Following full briefing and oral argument, by Order dated July 12, 2004, the United States District Court for the District of Minnesota granted the Derivative Defendants’ motion to dismiss the Derivative Action, finding, principally, that Plaintiff had failed to allege with sufficient particularity why she failed to make a demand on the Board of Directors of Xcel to take corrective action before she filed her complaint.

On August 10, 2004, Plaintiff filed a Notice of Appeal of the district court’s dismissal of the Derivative Action with the Eighth Circuit Court of Appeals. After the parties fully briefed the appeal, they initiated settlement discussions in an effort to resolve the Derivative Action pursuant to a proposed global settlement of all outstanding claims presently facing Xcel and its directors and officers.

In December 2004, based on arm’s-length negotiations, the parties were able to arrive at the present proposed Settlement. A Stipulation of Settlement reflecting the terms and conditions of the Settlement was entered into by the parties on December     , 2004. Pursuant to this Settlement, the parties moved the Eighth Circuit Court of Appeals on December 27, 2004 to remand the Derivative Action back to the district court for consideration of the present proposed Settlement. That remand was granted by Order dated December 28, 2004.

5.             Why are the Securities Actions a class action?

In a class action, one or more people called class representatives sue on behalf of people who have similar claims. All these people are a class or class members. One court resolves the issues for all Class Members, except for those who exclude themselves from the Class.

6.             Why are there proposed settlements of the Securities Actions and the Derivative Action?

In the Securities Actions, on the claims brought on behalf of purchasers of Xcel stock, the Court did not decide in favor of Plaintiffs or Defendants. Instead, both sides agreed to a settlement. That way, they avoid the risks and cost of a trial, and the people affected will get compensation. The class representatives and their attorneys think the settlement is best for the class. On the claims that were brought on behalf of purchasers of NRG Senior Notes in the Securities Actions, the Court found in favor of the Defendants and dismissed all of the plaintiffs’ claims. Before the start of the negotiations that led to this Settlement, the attorneys focusing on claims as to purchase of NRG Senior Notes had independently concluded that an appeal of the dismissal would not be pursued. Moreover, as a result of the NRG bankruptcy, all claims relating to the NRG Senior Notes have been released as against Xcel and Xcel’s current and former officers and directors. For these reasons, under the Settlement, purchasers of NRG Senior Notes will receive no payment.

As described above, in the Derivative Action, the Court dismissed the plaintiff’s claims because it found that the plaintiff did not comply with the procedural rules for filing derivative lawsuits (that is, a lawsuit filed by a shareholder on behalf of a corporation). The plaintiff has appealed the Court’s ruling. The Settlement will resolve that appeal and allow both sides to avoid the costs and risks of the appeal.

WHO IS IN THE SETTLEMENT OF THE SECURITIES ACTIONS

To see if you will get money from the Settlement of the Securities Actions, you first have to determine whether you are a Class Member.

7.             How do I know if I am part of the Settlement of the Securities Actions?

The Court directed, for the purposes of the proposed Settlement of the Securities Actions, that everyone who fits the following description is a Class Member: All Persons, including Xcel employees, who purchased or otherwise acquired for value common stock of Xcel or NRG Senior Notes (consisting of 7.75% notes due 2011 and 8.625% notes due 2031) during the period beginning January 31, 2001 through July 26, 2002, inclusive, except the defendants, any member of the immediate family of any individual defendant, and any legal representative, heir, controlling person, successor, predecessor in interest or assign of any defendant.

8.             Are there exceptions to being included?

You are not a Class Member if you are one of the Defendants in the Securities Actions, a member of the immediate family (parents, spouses, siblings and children) of any of the Defendants, or a legal representative, heir, successor in interest or assign of any such excluded party.

If one of your mutual funds owned shares of Xcel stock or NRG Senior Notes, that alone does not make you a Class Member. You are a Class Member only if you directly purchased shares of Xcel common stock or NRG Senior Notes yourself during the Class Period. Contact your broker to see if you purchased shares of Xcel common stock or NRG Senior Notes during the Class Period.

If you sold shares of Xcel common stock or NRG Senior Notes during the Class Period, or held Xcel common stock at the start of the Class Period, that does not make you a Class Member. You are a Class Member only if you purchased or otherwise acquired for value your shares of Xcel common stock or NRG Senior Notes between January 31, 2001 and July 26, 2002.

9.             What if I am still not sure if I am included in the class in the Securities Actions?

If you are still not sure whether you are included, you can ask for free help. You can call toll-free 1-866-890-4859 or visit www.xcelenergysettlement.com for more information. Or you can fill out and return the claim form described below, in the response to question 13, to see if you qualify.

THE BENEFITS OF THE SETTLEMENTS — WHAT YOU MAY GET

10.           What does the Settlement of the Securities Actions provide?

In exchange for the Settlement and dismissal of the Securities Actions, Defendants have agreed to create an $80 million fund to be divided, after taxes, fees and expenses, among Class Members who are purchasers or acquirers for value of

Xcel common stock from January 31, 2001 to July 26, 2002 and submit a valid Proof of Claim form. Purchasers of NRG Notes will receive nothing from the settlement.

11.           What does the Settlement of the Derivative Action provide?

In exchange for the Settlement and dismissal of the Derivative Action, Xcel’s board of directors has agreed to make certain corporate governance changes affecting how it functions, with the intent of improving Xcel’s overall corporate governance systems and controls and thus benefiting the company and its shareholders in the future. No money will be paid to Xcel or its shareholders under the proposed Settlement of the Derivative Action.

12.           What will my payment be under the Settlement of the Securities Actions?

If you are entitled to receive a payment from the settlement fund, your share will depend on the total claims represented by the valid Proof of Claim forms that Class Members send in, how many shares of Xcel stock you bought or acquired, and when you bought or acquired and sold them. Here is how it works:

By following the instructions on pages     -     of this Notice, you can calculate what is called your Recognized Loss. It is unlikely that you will get a payment for all of your Recognized Loss. After all Class Members have sent in their Proof of Claim forms, the payment you get will be a part of the Net Settlement Fund equal to your Recognized Loss divided by the total of everyone’s Recognized Loss. See the Plan of Distribution on pages     -     for more information on your Recognized Loss.

Purchasers of NRG Senior Notes will not receive any payment under the Settlement. The settlement of the Derivative Action will not involve any payments to any shareholders of Xcel.

HOW YOU GET A PAYMENT — SUBMITTING A CLAIM FORM

13.           How can I get a payment under the Settlement of the Securities Actions?

To qualify for a payment, you must send in a Proof of Claim form. A Proof of Claim form is being circulated with this Notice. You may also get a Proof fo Claim form on the Internet at www.xcelenergysettlement.com. Read the instructions carefully, fill out the Proof of Claim form, include all the documents the form asks for, sign it, and mail it postmarked no later than                 , 2005.

14.           When would I get my payment?

The Court will hold a hearing on                         , 2005, to decide whether to approve the Settlements. If the Court approves the Settlements after that, there may be appeals. It is always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps more than a year. It also takes time for all the Proofs of Claim to be processed. Please be patient.

15.           What am I giving up to get a payment or stay in the Class?

If you are a Class Member in the Securities Actions (see the definition of Class Member in the response to question 7 above) then, unless you exclude yourself, you are staying in the class, and that means that upon the “Effective Date” (as defined below), you will release all “Settled Claims” (as defined below).

“Settled Claims” means any and all claims, actions, causes of action, rights or liabilities, whether arising out of state or federal law, including Unknown Claims, of any Class Member, which exist or may exist against any of the defendants, their respective past and present parents, subsidiaries, and affiliated corporations and entities, the predecessors and successors in interest of any of them, and all of their respective past and present officers, directors, employees, agents, partners, representatives, spouses, heirs, executors, administrators, insurers, reinsurers, attorneys, and assigns (collectively, “Released Parties”), by reason of any matter, event, cause or thing whatsoever arising out of, relating to, or in any way connected with: (a) the purchase, acquisition, sale or disposition of Xcel common stock or NRG Senior Notes; (b) any claims that a Class Member may have for recovery to or for that Class Member as a shareholder of Xcel or holder of NRG Senior Notes; and (c) any of the facts, circumstances, transactions, events, occurrences, acts, omissions or failures to act that have been alleged or referred to in any pleading or other paper filed with the Court in the Securities Actions; or (d) any facts, circumstances, transactions, events, occurrences, acts, omissions or failures to act that could have been alleged in the Securities Actions and that relate to the Class Member’s investment or potential investment in Xcel or NRG.

The “Effective Date” will occur on the third court day following the date on which the Court’s judgment approving the Settlement of the Securities Actions and dismissing the Securities Actions with prejudice and on the merits becomes Final; provided, however, that the Effective Date shall not occur unless and until the settlements of the Derivative Action and the ERISA Action become Final. If the pending settlements of the Derivative Action and the ERISA Action do not become Final, then the Effective Date shall not occur and the Settlement of the Securities Actions shall terminate in accordance with the provisions of the Settlement Agreement. “Final” means the date upon which the Court’s judgment becomes not subject to further appeal or review.

Thus, “Final” means, without limitation, the date of expiration of the time for the filing or noticing of any appeal from the final judgment of the Court without any appeal being filed therein; or, if an appeal is filed in the Securities Actions, the Derivative Action or the ERISA Action, the latest of the dates upon which the judgment in the Securities Actions, the Derivative Action or the ERISA Action is finally affirmed on appeal, or the appeal is finally dismissed without any request for further discretionary review of such appellate decision; or, if further discretionary review of such appellate decision is sought, the latest date upon which such discretionary review is denied or, if granted, results in final affirmance of the judgment in this Action, the Derivative Action or the ERISA Action. (The “ERISA Action” means, collectively, the cases captioned Newcome and Banks v. Xcel Energy, Inc., et al., Civil No. 03-2218 (DSD/FLN) (D. Minn.) and Barday v. Xcel Energy, Inc., et al., Civil No. 03-2219 (DSD/FLN) (D. Minn.).)

If you are a member of the Settlement Class and remain a member, all of the Court’s orders will apply to and legally bind you.

EXCLUDING YOURSELF FROM THE SETTLEMENT OF THE SECURITIES ACTIONS

If you do not want a payment from the Settlement of the Securities Actions, or do not want to be in the Settlement Class, but want to keep the right to sue Xcel and the other defendants, on your own, about the issues in the Securities Actions, then you must take steps to get out. This is called excluding yourself from — or “opting out” of — the Class. Defendants may withdraw from and terminate the Settlement if more than a certain number of claimants exclude themselves from the Class.

16.           How do I get out of the proposed Settlement of the Securities Actions?

To exclude yourself from the Settlement Class, you must send a letter by mail stating that you “request exclusion from the Class in In re Xcel Energy, Inc. Securities Litigation, Master File No. 02-2677.” Your letter should include the date(s), price(s), and number of Xcel shares or principal value of NRG Senior Notes that you bought or otherwise acquired for value during the Class Period. In addition, be sure to include your name, address and telephone number, and your signature. You must mail your exclusion request postmarked no later than                       , 2005 to:

In re Xcel Energy, Inc. Securities, Derivative & “ERISA” Litigation

c/o Analytics Incorporated
Claims Administrator
Post Office Box 2007
Chanhassen, MN 55317-2007

You cannot exclude yourself by telephone or email. If you ask to be excluded, you will not get any payment from the Settlement if you were eligible for one, and you cannot object to the Settlement. If you exclude yourself, you will not be legally bound by anything that happens in the Securities Actions, and you may be able to sue Xcel and the other defendants in the future.

17.           If I do not exclude myself from the Class in the Securities Actions, can I sue Xcel and the other defendants for the same thing later?

No. Unless you exclude yourself, you give up any rights to sue Xcel and the other defendants for any and all Settled Claims. If you have a pending lawsuit, speak to your lawyer in that case immediately. You must exclude yourself from this Class to continue your own lawsuit asserting any of the Settled Claims. Remember, the exclusion deadline is                     , 2005.

18.           If I exclude myself, can I get money from the proposed Settlement of the Securities Actions?

No. If you exclude yourself, do not send in a claim form to ask for any money. But you may sue, continue to sue, or be part of a different lawsuit against Xcel and the other defendants.

THE LAWYERS REPRESENTING YOU

19.           Do I have a lawyer in this case?

The Court ordered that the law firms of Chestnut & Cambronne, P.A. and Berger & Montague P.C. will act as co-lead counsel and represent the Class in the Securities Actions. The law firms of Morris and Morris LLC Counselors At Law and Law Offices of Bruce G. Murphy represent the plaintiff in the Derivative Action. You will not be charged for these lawyers. If you want to be represented by your own lawyer, you may hire one at your own expense.

20.           How will the lawyers be paid?

The lawyers for the Class in the Securities Actions are asking the Court for an award of attorneys’ fees of 25% of the $80 million Settlement Fund and reimbursement of their expenses incurred in connection with prosecuting the case. Any award of attorneys’ fees and reimbursement of expenses to the lawyers for the Class in the Securities Actions will be paid out of the Settlement Fund. The lawyers for the plaintiff in the Derivative Action are asking the Court for an award of attorneys’ fees and expenses of $250,000, of which $125,000 will be encompassed within the expenses paid out of the Settlement Fund, and $125,000 will be paid separately by Xcel.

OBJECTING TO THE SETTLEMENTS

You can tell the Court that you do not agree with the Settlement of the Securities Actions or of the Derivative Action, or some part of either settlement.

21.           How can I tell the Court if I do not like the proposed Settlements?

If you are a Class Member in the Securities Actions, you can object to the proposed Settlement of the Securities Actions if you do not like any part of it. Similarly, if you are a current Xcel shareholder, you can object to the proposed settlement of the Derivative Action if you do not like any part of it. You can give reasons why you think the Court should not approve either settlement. The Court will consider your views.

To object to the Settlement of the Securities Actions, you must send a signed letter saying that you object to the proposed Settlement in the In re Xcel Energy, Inc.

Securities Litigation, Master File No. 02-2677. Be sure to include your name, address and telephone number, and your signature; identify the date(s), price(s), and number of shares of Xcel stock or the principal value of NRG Senior Notes that you bought or otherwise acquired for value during the Class Period; and state the reasons why you object to the proposed Settlement. Mail the objection to each of the following addresses postmarked no later than                           , 2005:

Court	Plaintiffs’ Counsel	Defendants’ Counsel
c/o Analytics Incorporated	Jack Chestnut, Esq.	John M. Newman, Jr., Esq.
Claims Administrator	Chestnut & Cambronne, P.A.	Jones Day
Post Office Box 2007	3700 Campbell Mithun Tower	North Point
Chanhassen, MN 55317-2007	222 South Ninth Street	901 Lakeside Ave.
	Minneapolis, MN 55402	Cleveland, OH 44114
and
Sherrie R. Savett
Berger & Montague, P.C.
1622 Locust Street
Philadelphia, PA 19103

To object to the Settlement of the Derivative Action, you must send a signed letter saying that you object to the proposed Settlement in In re Xcel Energy, Inc. Derivative Litigation, Master File No. 02-2677. Be sure to include your name, address and telephone number; your signature; state whether you are a current shareholder of Xcel and, if so, how many shares you own; and state the reasons why you object to the proposed Settlement. Mail the objection to each of the following addresses postmarked no later than                     , 2005:

Court	Plaintiff’s Counsel	Defendants’ Counsel
c/o Analytics Incorporated	Patrick F. Morris	John M. Newman, Jr., Esq.
Claims Administrator	Morris and Morris LLC	Jones Day
Post Office Box 2007	Counselors At Law	North Point
Chanhassen, MN 55317-2007	1105 North Market Street	901 Lakeside Avenue
	Suite 803	Cleveland, OH 44114
Wilmington, DE 19801

and

Bruce G. Murphy
Law Offices of Bruce G. Murphy
265 Llwyds Lane
Vero Beach, FL 32963

22.           In the Securities Actions, what is the difference between objecting and excluding myself from the Settlement?

Objecting is simply telling the Court that you do not like something about the proposed Settlement. You can object to the Settlement of the Securities Actions only if you stay in the Class. Excluding yourself is telling the Court that you do not want to be part of the Class. If you exclude yourself, you have no basis to object because the case no longer affects you.

THE COURT’S SETTLEMENT FAIRNESS HEARING

The Court will hold a hearing to decide whether to approve the proposed Settlements of the Securities Actions and the Derivative Action. You may attend and you may ask to speak, but you do not have to.

23.           When and where will the Court decide whether to approve the proposed Settlements?

The Court will hold a Settlement Fairness Hearing at            .m. on                         , 2005, at the United States Courthouse, 300 South Fourth Street, Minneapolis, MN 55415. At this hearing, the Court will consider whether the Settlements are fair, reasonable and adequate. If there are objections, the Court will consider them. The Court will listen to people who have asked to speak at the hearing. After the hearing, the Court will decide whether to approve the Settlements and may also decide how much to pay to the counsel for the Class and counsel for the plaintiff in the Derivative Action. We do not know how long these decisions will take. You should be aware that the Court may change the date and time of the hearing. Thus, if you want to come to the hearing, you should check with the Court before coming to be sure that the date and/or time has not changed.

24.           Do I have to come to the hearing?

No. The lawyers for the Class will answer questions the Court may have about the Securities Actions, and the lawyers for the plaintiff in the Derivative Action will answer any questions the Court may have about that case. But you are welcome to come at your own expense. If you send an objection, you do not have to come to Court to talk about it. As long as you mailed your written objection on time, the Court will consider it. You may also pay your own lawyer to attend, but it is not necessary. Class

Members and Xcel shareholders do not need to appear at the hearing or take any other action to indicate their approval.

25.           May I speak at the hearing?

If you object to either Settlement, you may ask the Court for permission to speak at the Settlement Fairness Hearing. To do so, you must include with your objection (see question 21 above) a statement saying that it is your “Notice of Intention to Appear” in In re Xcel Energy, Inc. Securities Litigation, Master File No. 02-2677 or In re Xcel Energy, Inc. Derivative Litigation, Master File No. 02-2677. Persons who intend to object to the Settlement of the Securities Actions, the Settlement of the Derivative Action, the Plan of Distribution, and/or the applications for an award of attorneys’ fees and reimbursement of expenses and who desire to present evidence at the Settlement Fairness Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to offer into evidence at the Settlement Fairness Hearing. You cannot speak at the hearing about the proposed settlement of the Securities Actions if you exclude yourself from the Class in the Securities Actions.

IF YOU DO NOTHING

26.           What happens if I do nothing at all?

If you do nothing, you will get no money from the Settlement of the Securities Actions, even if you otherwise might have been eligible for a payment. Also, if you are a Class Member in the Securities Actions and you do not exclude yourself from the Settlement, you will not be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Xcel or the other defendants about the issues in the Securities Actions ever again.

GETTING MORE INFORMATION

27.           Are there more details about the proposed Settlements?

This notice summarizes the proposed Settlements. More details are in a Securities Litigation Settlement Agreement, dated December     , 2004 (as to the Securities Actions) and a Stipulation of Settlement, dated December     , 2004 (as to the Derivative Action). You can get a copy of the Securities Litigation Settlement Agreement by writing to Chestnut & Cambronne, P.A., 3700 Campbell Mithun Tower, 222 South Ninth Street, Minneapolis, MN 55402. You can get a copy of the settlement agreement in the Derivative Action by writing to Morris and Morris LLC Counselors At Law, 1105 North Market Street, Suite 803, Wilmington, DE 19801 or Law Offices of Bruce G. Murphy, 265 Llwyds Lane, Vero Beach, FL 32963.

You can also call the Claims Administrator toll-free at 1-866-890-4859, or visit the website at www.xcelenergysettlement.com, where you will find answers to commonly asked questions about the Settlements, a claim form for the Securities Actions, plus other information to help you determine whether you are a Class Member in the Securities Actions and whether you are eligible for a payment.

28.           How do I get more information?

Electronic access to all filings in these cases, including the pleadings, the settlement agreements, and the orders entered by the Court, is available at no charge at the Office of the Clerk of Court, United States District Court for the District of Minnesota, 300 South Fourth Street, Minneapolis, MN 55415 during regular business hours. A copy fee for electronic reproduction is required in accordance with 28 U.S.C. § 1914.

PLAN OF DISTRIBUTION OF NET SETTLEMENT FUND AMONG CLASS MEMBERS

IN THE SECURITIES ACTIONS

The $80 million settlement amount in the Securities Actions and the interest earned thereon will constitute the Gross Settlement Fund. The Gross Settlement Fund, less all taxes, approved costs, fees and expenses (the “Net Settlement Fund”) will be distributed to members of the Class who submit acceptable Proofs of Claim (“Authorized Claimants”).

The Claims Administrator will determine each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s “Recognized Loss.”

XCEL COMMON STOCK PURCHASES

The amount of Recognized Loss for purchases of Xcel common stock during the Class Period will be calculated as follows:

1.             For shares of common stock that were both purchased and sold between January 31, 2001 and July 25, 2002, inclusive, there shall be no Recognized Loss.

2.             For shares of common stock purchased between January 31, 2001 and November 28, 2001, inclusive, and retained at the end of trading on July 25, 2002, the Recognized Loss shall be the lesser of:

(1)           10% of $2.689, or $0.2689 per share; or

(2)           the difference between the purchase price per share and the sales price per share for each share sold between July 26, 2002 and October 24, 2002; or

(3)           the difference between the purchase price per share and $9.01 for each share still held at the close of trading on October 24, 2002.

3.             For shares of common stock purchased between November 29, 2001 and July 25, 2002, inclusive, and retained at the end of trading on July 25, 2002, the Recognized Loss shall be the lesser of:

(1)           $2.689 per share; or

(2)           the difference between the purchase price per share and the sales price per share for each share sold between July 26, 2002 and October 24, 2002; or

(3)           the difference between the purchase price per share and $9.01 for each share still held at the close of trading on October 24, 2002.

4.             For shares of common stock acquired in exchange for shares of NRG common stock via an exchange offer commenced in March 2002, the Recognized Loss shall be $2.689 per share.

PURCHASERS OF NRG SENIOR NOTES

Purchasers of NRG Senior Notes will receive no payment for the following reasons:

(1)  As part of this action, Catholic Workman brought a claim on behalf of purchasers of NRG Senior Notes during the Class Period.

(2)  That claim was dismissed by the federal court with prejudice and on the merits, as described above in response to question 3. See In re Xcel Energy, Inc. Securities, Derivative & ERISA Litigation, 286 F. Supp. 2d 1047 (D. Minn. 2003).

(3)  Before the negotiations began that led to the proposed Settlement of the Securities Actions, the attorneys for Catholic Workman had concluded that an appeal of the Court’s dismissal order would lack merit, and that they therefore would not pursue one.

(4)  After the Securities Actions were filed, NRG filed for bankruptcy. As a result of the bankruptcy proceedings (as described above in response to question 3), the claims of NRG Senior Note purchasers have been released against Xcel and Xcel’s current and former directors and officers.

(5)  Discovery taken in the Securities Actions has not led to evidence that would support a claim on behalf of purchasers of NRG Senior Notes.

Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his, her or its Recognized Loss as compared to the total Recognized Losses of all Authorized Claimants.

Class Members who do not submit acceptable Proofs of Claim will not share in the Settlement proceeds. Class Members who do not either submit a request for exclusion or submit an acceptable Proof of Claim will nevertheless be bound by the Settlement and the Order and Final Judgment of the Court dismissing the Securities Actions.

Distributions will be made to Authorized Claimants after all claims have been processed and after the Court has finally approved the Settlements. If any funds remain in the Net Settlement Fund by reason of un-cashed checks or otherwise, then, after the Claims Administrator has made reasonable and diligent efforts to have Class Members who are entitled to participate in the distribution of the Net Settlement Fund cash their distributions, any balance remaining in the Net Settlement Fund one year after the initial distribution of such funds shall be distributed to a charity selected by Plaintiffs’ Settlement counsel, with the approval of the Court.

The Defendants and their respective past and present parents, subsidiaries and affiliated entities, the predecessors and successors in interest of any of them, and all of their past and present officers, directors, employees, agents, partners, representatives, spouses, heirs, executors, administrators, insurers, reinsurers, attorneys, and assigns shall have no responsibility or liability whatsoever for the investment or distribution of the Settlement Fund, the Net Settlement Fund, the Plan of Distribution or the determination, administration, calculation, or payment of any Proof of Claim or non-performance of the Claims Administrator, the payment or withholding of taxes owed by the Settlement Fund or any losses incurred in connection therewith.

SPECIAL NOTICE TO SECURITIES BROKERS AND OTHER NOMINEES

If you purchased or otherwise acquired Xcel common stock or NRG Senior Notes during the period from January 31, 2001 through and including July 26, 2002, for the beneficial interest of a person or organization other than yourself, the Court has directed that, WITHIN TEN DAYS OF YOUR RECEIPT OF THIS NOTICE, you either (a) provide to the Claims Administrator the name and last known address of each person or organization for whom or which you purchased such stock or notes during such time period (preferably on computer-generated mailing labels or, electronically, in MS Word or WordPerfect files (label size Avery #5162), or in an MS Excel data table setting forth (1) title/registration, (2) street address, and (3) city/state/zip), or (b) request additional copies of this Notice and the Proof of Claim form, which will be provided to you free of charge, and within seven days mail the Notice and Proof of Claim form directly to the beneficial owners of the securities referred herein. If you choose to follow alternative procedure (b), the Court has directed that, upon such mailing, you send a statement to the Claims Administrator confirming that the mailing was made as directed. You are entitled to reimbursement from the Settlement Fund of your reasonable expenses actually incurred in connection with the foregoing, including reimbursement of postage expense and the cost of ascertaining the names and addresses of beneficial owners.

Those expenses will be paid upon request and submission of appropriate supporting documentation. All communications concerning the foregoing should be addressed to the Claims Administrator: Analytics. Inc., P.O. Box 2007, Chanhassen, MN, 55317-2007, or by
e-mail to info@xcelenergysettlement.com.

PLEASE DO NOT CONTACT XCEL, THE COURT, OR THE U.S. DISTRICT COURT CLERK TO ASK ANY QUESTIONS ABOUT THIS LITIGATION.

Dated:	Minneapolis, Minnesota	BY ORDER OF THE COURT

	, 200	Clerk of the Court

EXHIBIT A-2

COURT-ORDERED LEGAL NOTICE

If you bought or acquired Xcel Energy stock or NRG Energy, Inc.

Senior Notes in 2001 or 2002, or are a current Xcel Energy

shareholder, you should read this notice.

A settlement has been proposed in a securities class action lawsuit about the prices of Xcel Energy, Inc. stock and NRG Energy, Inc. Senior Notes, and in a derivative lawsuit about the actions of Xcel’s board of directors and officers. The settlement of the securities class action will provide $80 million to pay claims from investors who bought or otherwise acquired for value Xcel stock between January 31, 2001 and July 25, 2002. If you qualify, you may send in a claim form to get benefits, or you can exclude yourself from the settlement, or object to it. The settlement of the derivative lawsuit will provide for changes to the procedures governing how Xcel’s board of directors operates, with the intention of benefiting Xcel in the future.

The United States District Court for the District of Minnesota authorized this notice. The Court will have a hearing to decide whether to approve the settlements.

Who’s Included?

You are a Class Member in the securities class action if you bought or acquired for value shares of Xcel common stock or NRG Senior Notes (consisting of 7.75% notes due 2011 and 8.625% notes due 2031) during the period from January 31, 2001 to July 25, 2002, inclusive. You are a Class Member only if you bought shares of Xcel stock or NRG Senior Notes individually, not simply through a mutual fund. If you sold Xcel stock or NRG Senior Notes during this period, you are a Class Member only if those shares or Senior Notes were purchased during this period. Xcel officers and directors, as well as their immediate family members and representatives, are not Class Members.

Contact your broker to see if you hold or held shares of Xcel stock. If you’re not sure whether you are included, you can get more information, including a detailed notice, at www.xcelenergysettlement.com or by calling toll-free 1-866-890-4859.

What’s This About?

The securities class action claimed that Xcel and certain of its officers made misleading disclosures that caused investors to pay inflated prices for the securities they purchased. The alleged misleading information concerned the terms of Xcel’s bank credit agreements and their effect on Xcel and NRG, Xcel’s liquidity, the effects on Xcel of NRG’s business difficulties and on NRG in connection with Xcel, and Xcel’s energy trading practices. The Court did not decide which side was right on the claims relating to Xcel stock. The Court ruled in favor of the defendants on the claims relating to NRG Senior Notes, and dismissed those claims, in a ruling that counsel had determined not to appeal. Both sides have agreed to a settlement to ensure a resolution and provide benefits to Class Members who purchased Xcel stock.

The derivative lawsuit claimed that Xcel’s board of directors violated their fiduciary duties by failing to prevent the allegedly misleading statements that generally form the basis for the claims in the securities lawsuit, and by failing to ensure that Xcel had an adequate system of internal controls for information flow and reporting purposes. The derivative lawsuit also claimed that certain current or former Xcel officers violated their fiduciary duties by making the allegedly misleading statements cited in the securities lawsuit. The Court dismissed the plaintiff’s claims in the derivative lawsuit because it decided that the plaintiff did not follow the procedural rules for filing a derivative lawsuit on behalf of Xcel; the plaintiff has appealed that ruling.

What Does the Settlement Provide?

In the settlement of the securities class action, Xcel and its insurers agreed to create a fund of $80 million which, after deduction of court-ordered attorneys’ fees and expenses, would be divided among Class Members who purchased Xcel stock and send in valid claim forms. A Settlement Agreement, available at the website below, describes all of the details about the proposed settlement.

Your share of the fund will depend on the number of valid claim forms that Class Members send in, how many shares of Xcel stock you bought, and when you bought and sold them. Generally, if you bought more shares and have more Recognized Losses (as explained in the detailed notice), you will get more money. If you bought fewer shares and have fewer Recognized Losses, you will get less. Purchasers of NRG Senior Notes will not receive payments.

If every eligible Class Member sends in a valid claim form, the average payment will be 54 cents for each share of stock bought during the class period, before deduction for court-ordered attorneys’ fees and expenses. The number of eligible claimants who send in claims varies widely from case to case. If fewer than 100% of the eligible Class Members submit valid claims, you could get more money.

The settlement of the derivative lawsuit provides that Xcel will make changes to how its board of directors operates, with the intention of improving Xcel’s corporate governance and benefiting the company in the future.

How Do You Ask For A Payment?

A detailed notice and claim form package contains everything you need. Just call or visit the website below to get one. To qualify for a payment, you must send in a claim form. Claim forms are due by                     , 2005.

What Are Your Other Options?

If you don’t want benefits from the settlement of the securities class action or don’t want to be legally bound by the settlement, you must exclude yourself by                     , 2005, or you won’t be able to sue, or continue to sue, the defendants about the legal claims in the securities class action. If you exclude yourself, you can’t get any benefits from this settlement. If you stay in the settlement, you may object to it by                      , 2005. If you are a current Xcel shareholder and disagree with the settlement of the derivative lawsuit, you may object to it by               , 2005. The detailed notice explains how to exclude yourself or object.

The Court will hold a hearing on                          , 2005, to consider whether to approve the settlements and requests by the plaintiffs’ lawyers for attorneys’ fees and reimbursement of expenses. You may ask to appear at the hearing, but you don’t have to. For more information, call toll-free 1-866-890-4859, visit the website www.xcelenergysettlement.com, write to Xcel Energy Settlement, c/o Analytics, Inc., P.O. Box 2007, Chanhassen, MN 55317-2007, or write to plaintiffs’ co-lead counsel, Jack L. Chestnut, Esq. and Karl L. Cambronne, Esq., Chestnut & Cambronne, P.A., 3700 Campbell Mithun Tower, 222 South Ninth St., Minneapolis, MN 55402, or Sherrie R. Savett, Esq. and Phyllis M. Parker, Esq., Berger & Montague, P.C., 1622 Locust St., Philadelphia, PA 19103..

1-866-890-4859	www.xcelenergysettlement.com

EXHIBIT A-3

In Re Xcel Energy, Inc., Securities,	Complete and Sign this
Derivative & “ERISA” Litigation	Form and Return
c/o Analytics Incorporated	Postmarked No Later Than
Claims Administrator	, 2005.
Post Office Box 2007
Chanhassen, MN 55317-2007

PROOF OF CLAIM AND RELEASE

WRITE ANY NAME AND ADDRESS CORRECTIONS BELOW OR IF THERE IS NO PREPRINTED DATA TO THE LEFT, YOU MUST PROVIDE THE NAME AND ADDRESS OF THE BENEFICIAL OWNER(S) HERE:

Name

Address:

City:

State/Country and Zip Code:

PLEASE COMPLETE THE FOLLOWING:

Taxpayer ID or Social Security Number

Telephone Number (Day)			Telephone Number (Night)

Check One:

☐ Individual	☐ Corporation	☐ Joint Owners	☐ IRA/401(k)
☐ Estate	☐ Trust		☐ Other
(Specify)

IF YOU PURCHASED OR OTHERWISE ACQUIRED FOR VALUE THE COMMON STOCK OF XCEL ENERGY, INC. (“XCEL”) DURING THE PERIOD FROM JANUARY 31, 2001 THROUGH JULY 25, 2002, INCLUSIVE (“CLASS PERIOD”), AND WERE DAMAGED THEREBY, YOU ARE A “CLASS MEMBER” AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT PROCEEDS. (EXCLUDED FROM THE CLASS ARE DEFENDANTS, MEMBERS OF THE IMMEDIATE FAMILIES OF THE INDIVIDUAL DEFENDANTS, AND THE LEGAL REPRESENTATIVES, HEIRS, CONTROLLING PERSONS, SUCCESSORS, AND PREDECESSORS IN INTEREST OR ASSIGNS OF ANY DEFENDANT.)

IF YOU ARE A CLASS MEMBER, YOU MUST COMPLETE AND SUBMIT THIS FORM IN ORDER TO BE ELIGIBLE FOR ANY SETTLEMENT BENEFITS.

YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY FIRST CLASS MAIL, POSTMARKED NO

LATER THAN                               , 2005 TO THE FOLLOWING ADDRESS:

In Re Xcel Energy, Inc., Securities, Derivative & “ERISA” Litigation

c/o Analytics Incorporated

Claims Administrator

Post Office Box 2007

Chanhassen, MN 55317-2007

YOUR FAILURE TO SUBMIT YOUR CLAIM BY                           , 2005 WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOU FROM RECEIVING ANY PAYMENTS IN CONNECTION WITH THE SETTLEMENTS OF THIS LITIGATION. DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURT OR TO ANY OF THE PARTIES OR THEIR COUNSEL AS ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE CLAIMS ADMINISTRATOR.

[BARCODE]

STATEMENT OF CLAIM

1.             I purchased or otherwise acquired for value the common stock of Xcel Energy, Inc. (“Xcel”) during the time period beginning January 31, 2001 through July 25, 2002, inclusive, and was damaged thereby. (Do not submit this Proof of Claim if you did not purchase or otherwise acquire Xcel common stock during this period).

2.             By submitting this Proof of Claim, I state that I believe in good faith that I am a Class Member as defined above and in the Notice Of Pendency of Class Action and Derivative Action, Proposed Settlements, Motions for Attorneys’Fees, and Settlement Fairness Hearing (the “Class Notice”), or am acting for such person; that I am not a Defendant in the Action or anyone excluded from the Class; that I have read and understand the Class Notice; that I believe that I am entitled to receive a share of the Net Settlement Fund; that I elect to participate in the proposed Settlement described in the Class Notice; and that I have not submitted a request for exclusion. (If you are acting in a representative capacity on behalf of a Class Member (e.g., as an executor, administrator, trustee, or other representative), you must submit evidence of your current authority to act on behalf of that Class Member. Such evidence would include, for example, letters testamentary, letters of administration, or a copy of the trust documents.)

3.             I have set forth where requested below all relevant information with respect to each purchase or other acquisition (including dividend reinvestment) of Xcel common stock during the Class Period, and each sale, if any, of such securities. I agree to furnish additional information to the Claims Administrator to support this claim if requested to do so.

4.             I have enclosed photocopies of the stockbroker’s confirmation slips, statements, relevant portions of my taxreturns or other documents evidencing each purchase, acquisition, sale or retention of Xcel common stock listed below in support of my claim. (IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER OR TAX ADVISOR BECAUSE THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.)

5.             I understand that the information contained in this Proof of Claim is subject to such verification as the Claims Administrator may request or as the Court may direct, and I agree to cooperate in any such verification.

6.             Upon the occurrence of the Effective Date (as defined in the Class Notice) my signature hereto will constitute a full and complete release, remise and discharge by me and my heirs, executors, administrators, predecessors, successors, and assigns (or, if I am submitting this Proof of Claim on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by its, his, her or their heirs, executors, administrators, predecessors, successors, and assigns) of each of the “Released Parties” (as defined in the Class Notice) with respect to which the settlement was approved, of all “Settled Claims” (as defined in the Class Notice).

7.             NOTICE REGARDING ELECTRONIC FILES: Certain claimants with large numbers of transactions may request, or may be requested, to submit information regarding their transactions in electronic files. All Claimants MUST submit a manually signed paper Proof of Claim form listing all their transactions whether or not they also submit electronic copies. A single “umbrella” Proof of Claim form submitted by institutions on behalf of all claimants they are filing for will not be accepted. If you wish to file your claim electronically, you must contact the Claims Administrator at 1-(866) 890-4859 or visit their website at www.xcelenergysettlement.com to obtain the required file layout. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues to the Claimant a written acknowledgment of receipt and acceptance of electronically submitted data.

REMINDER CHECKLIST

☐            Please be sure to sign this Proof of Claim on page 4. If this Proof of Claim is submitted on behalf of joint claimants, then both claimants must sign.

☐            Please remember to attach supporting documents. Do NOT send any stock certificates. Keep copies of everything you submit.

☐            Do NOT use highlighter on the Proof of Claim or any supporting documents.

☐            If you move after submitting this Proof of Claim please notify the Claims Administrator of the change in your address.

NOTE: RECEIPT ACKNOWLEDGMENT NEEDED

The Claims Administrator will send a written confirmation of its receipt of your Proof of Claim. Do not assume your claim is submitted until you receive written confirmation of its receipt. Your claim is not deemed fully filed until the Claims Administrator sends you written confirmation of its receipt of your Proof of Claim. If you do not receive an acknowledgement Administrator sends you written confirmation of its receipt of your Proof of Claim. If you do not receive an acknowledgement postcard within thirty (30) days of your mailing the Proof of Claim, then please call the Claims Administrator toll free at 1-(866) 890-4859.

2

XCEL ENERGY COMMON STOCK

Beginning Holdings

At the close of business on January 30, 2001 I owned                                   shares of Xcel common stock.

Check here if proof of holdings enclosed:   ☐

Purchases/Acquisitions

I made the following purchases or other acquisitions of Xcel common stock during the period from January 31, 2001 through July 25, 2002, inclusive:

Date(s) of Purchase or Acquisition (List Chronologically) (Month/Day/Year)	Number of Shares of Common Stock Purchased or Acquired	Purchase Price Per Share of Common Stock	Aggregate Cost (including commissions, taxes, and fees)	Check Here If Requred Documents are Enclosed
☐
☐
☐
☐
☐

Sales

I made the following sales of Xcel common stock during the period from January 31, 2001 through October 24, 2002, inclusive:

Date(s) of Sale (List Chronologically) (Month/Day/Year)	Number of Shares of Common Stock Sold	Sale Price Per Share of Common Stock	Amount Received (net of commissions, taxes, and fees)	Check Here If Requred Documents are Enclosed
☐
☐
☐
☐
☐

Ending Holdings

At the close of business on October 24, 2002, I still owned                                     shares of Xcel common stock.

Check here if proof of holdings enclosed:   ☐

IF YOU NEED ADDITIONAL SPACE TO LIST YOUR TRANSACTIONS, PLEASE PHOTOCOPY THIS PAGE

3

Substitute Form W-9

Request for Taxpayer Identification Number:

Enter taxpayer identification number below for the Beneficial Owner(s). For most individuals, this is your Social Security Number. The Internal Revenue Service (“I.R.S.”) requires such taxpayer identification number. If you fail to provide this information, your claim may be rejected.

or
Social Security Number (for individuals)		Taxpayer Identification Number
(for estates, trusts, corporations, etc.)

Certification

UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(c) of the Internal Revenue Code because: (a) I am (We are) exempt from backup withholding, or (b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the I.R.S. that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.

Signature of Claimant (If this claim is being made
on behalf of Joint Claimants, then each must sign)

(Signature)

(Signature)

(Capacity of person(s) signing, e.g. beneficial
Date:	purchaser(s), executor, administrator, trustee, etc.)

☐ Check here if proof of authority to file is enclosed.
(See Item 2 on Page 2 for instructions)

THIS PROOF OF CLAIM MUST BE SUBMITTED NO LATER THAN                       2005, AND MUST BE MAILED TO:

In Re Xcel Energy, Inc., Securities, Derivative & “ERISA” Litigation

c/o Analytics Incorporated

Claims Administrator

Post Office Box 2007

Chanhassen, MN 55317-2007

A Proof of Claim received by the Claims Administrator shall be deemed to have been submitted when posted, if mailed by                                , 2005, and if a postmark is indicated on the envelope and it is mailed first class, and addressed in accordance with the above instructions. In all other cases, a Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.

You should be aware that it will take a significant amount of time to process fully all of the Proofs of Claim and to administer the Settlement. This work will be completed as promptly as time permits, given the need to investigate and tabulate each Proof of Claim. Please notify the Claims Administrator of any change of address.

4

EXHIBIT B

UNITED STATES DISTRICT COURT
DISTRICT OF MINNESOTA

In Re Xcel Energy, Inc., Securities, Derivative	Master File: Civil 02-2677 (DSD/FLN)
& “ERISA” Litigation	MDL No. 1511

This document applies to Case Nos. 02-2677, 02-2774, 02-2787, 02-2832, 02-2889, 02-2921, 02-2933, 02-3053, 02-3508, 02-3574, 02-3715, 02-3755, and 02-3798, the Securities Cases.

ORDER FOR FINAL JUDGMENT
SECURITIES LITIGATION

WHEREAS, the parties to the above-described action (the “Action”) entered into a Settlement Agreement dated as of                    (the “Settlement”); and

WHEREAS, on                     , the Court entered an Order Preliminarily Approving Settlement, which, inter alia: (i) preliminarily approved the Settlement; (ii) determined that, for purposes of the Settlement only, the Action should proceed as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure, on behalf of a class consisting of all Persons, including Xcel employees, who purchased or otherwise acquired for value any common stock of Xcel or NRG Senior Notes during the period beginning January 31, 2001 through July 25, 2002, inclusive, whether pursuant to prospectus, in open-market transactions, or otherwise, except the defendants, any member of the immediate family of any individual defendant, and any legal representative, heir, controlling person, successor, predecessor in interest or assign of any defendant (“Settlement Class” or “Class”);

(iii) approved the forms of notice of the Settlement to the Class Members; (iv) directed that appropriate notice of the Settlement be given to the Settlement Class; and (v) set a hearing date for final approval of the Settlement; and

WHEREAS, notice of the Settlement was mailed to Class Members on                  , and thereafter. The summary notice of the Settlement was published in the national edition of The Wall Street Journal, Minneapolis Star Tribune and St. Paul Pioneer Press on                  ; and

WHEREAS, on                  , 2005, at           a.m., at the United States District Court for the District of Minnesota, U.S. Federal Courts Building, 300 South Fourth Street, Minneapolis, Minnesota 55415, The Honorable David S. Doty held a hearing on whether the Settlement was fair, reasonable, adequate, and in the best interests of the Settlement Class (“Settlement Hearing”); and

WHEREAS, based on the foregoing, having heard the statements of counsel for the parties and of such persons as chose to appear at the Settlement Hearing, having considered all of the files, records, and proceedings in the Action, and being otherwise fully advised,

THE COURT HEREBY FINDS AND CONCLUDES that:

A.            This Court has jurisdiction over the subject matter of the Action.

B.            The form, content, and method of dissemination of the notice given to the Settlement Class, including both published notice and individual notice to

2

all Class Members who could be identified through reasonable effort, was adequate and reasonable, and constituted the best notice practicable under the circumstances.

C.            The notice, as given, complied with the requirements of 15 U.S.C. § 78u-4(a)(7) and of Rule 23 of the Federal Rules of Civil Procedure, satisfied the requirements of due process, and constituted due and sufficient notice of the matters set forth therein.

D.            The Settlement set forth in the Settlement Agreement is fair, reasonable, adequate, and in the best interests of the Settlement Class.

E.             The plan of distribution described in the notice to Class Members is fair and reasonable.

F.             The Representative Plaintiffs have fairly and adequately represented the interests of the Class Members in connection with the Settlement.

G.            The Representative Plaintiffs and the Class Members, and all and each of them, are hereby bound by the terms of the Settlement set forth in the Settlement Agreement.

H.            The provisions of the Settlement Agreement, including definitions of the terms used therein, are hereby incorporated by reference as though fully set forth herein.

I.              All parties and counsel appearing herein have complied with their obligations under Rule 11(b) of the Federal Rules of Civil Procedure.

3

J.             This action is properly and finally certified as a class action for purposes of settlement under Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure. The Court finds that (i) the members of the Class are so numerous that joinder of all members is impracticable; (ii) there are questions of law and fact common to the Class, including, inter alia, whether alleged statements by the Defendants were materially false or misleading and whether defendants had a duty to disclose information about the financial connections between Xcel and NRG, in particular certain provisions of Xcel’s credit agreements relating to cross defaults, that allegedly were concealed; (iii) the claims of the Representative Plaintiffs as asserted in the Complaint are typical of the claims of the Class; (iv) the Representative Plaintiffs have retained experienced and competent counsel and have fairly and adequately protected the interests of the Class; (v) the questions of law and fact common to the Class predominate over any questions affecting only individual members of the Class; and (vi) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

NOW, THEREFORE, IT IS HEREBY ORDERED AND ADJUDGED that:

1.             The Settlement set forth in the Settlement Agreement is fair, reasonable, adequate, and in the best interests of the Settlement Class, and it shall be consummated in accordance with the terms and provisions of the Settlement Agreement.

4

2.             Judgment shall be, and hereby is, entered dismissing the Action with prejudice, on the merits, and without taxation of costs in favor of or against any party.

3.             The Representative Plaintiffs and all Class Members are hereby conclusively deemed to have released Xcel Energy, Inc., and the Individual Defendants, all and each of them, and all and each of their respective past and present parent, subsidiary, and affiliated corporations and entities, the predecessors and successors in interest of any of them, and all of their respective past and present officers, directors, employees, agents, partners, representatives, spouses, heirs, executors, administrators, insurers, attorneys, and assigns (collectively the “Settling Defendants”), with respect to any and all claims, actions, causes of action, rights or liabilities, whether arising out of state or federal law, including Unknown Claims, which exist or may exist against any of the Settling Defendants by reason of any matter, event, cause or thing whatsoever arising out of, relating to, or in any way connected with: (a) the purchase, acquisition, sale or disposition of any Xcel common stock or NRG Senior Notes; (b) any claims that they may have had for recovery to or for them as shareholders of Xcel or as holders of NRG Senior Notes; (c) any of the facts, circumstances, transactions, events, occurrences, acts, omissions or failures to act that have been alleged or referred to in any pleading or other paper filed with the Court in this Action; or (d) any facts, circumstances, transactions, events, occurrences, acts, omissions or failures to act that could have been alleged in the Action and that relate to the Class Member’s investment or potential investment in

5

Xcel and/or NRG securities of any kind or nature (all of the above are “Settled Claims”).

4.             The Representative Plaintiffs and all Class Members are hereby barred and permanently enjoined from instituting, asserting or prosecuting, either directly, representatively, derivatively or in any other capacity, any and all claims which they or any of them had, have or may have against the Settling Defendants, their respective past and present parent, subsidiary, and affiliated corporations and entities, the predecessors and successors in interest of any of them, and all of their respective past and present officers, directors, employees, agents, partners, representatives, spouses, heirs, executors, administrators, insurers, attorneys, and assigns, arising out of, based upon, or otherwise related in any way to the Settled Claims.

5.             The Court appoints the law firm of Chestnut & Cambronne, P.A. as Plaintiffs’ Settlement Counsel for purposes of administration of the Settlement.

6.             The plan of distribution of the Settlement Fund as described in the notice to Class Members is hereby approved, subject to modification by further order of this Court. Any order or proceedings relating to the plan of distribution or amendments thereto shall not operate to terminate or cancel the Settlement Agreement or affect the finality of this Order approving the Settlement Agreement.

7.             The Court hereby decrees that neither the Settlement Agreement nor this Final Judgment nor the fact of the Settlement is an admission or concession by any Settling Defendant of any liability or wrongdoing. This Final Judgment is not a

6

finding of the validity or invalidity of any of the claims asserted or defenses raised in the Action. Neither the Settlement Agreement nor this Final Judgment nor the fact of Settlement nor the settlement proceedings nor the settlement negotiations nor any related documents shall be offered or received in evidence as an admission, concession, presumption or inference against any Settling Defendants in any proceeding, other than such proceedings as may be necessary to consummate or enforce the Settlement Agreement.

8.             The parties to the Settlement Agreement, their agents, employees, and attorneys, and the Escrow Agent, shall not be liable for anything done or omitted in connection with these proceedings, the entry of this Final Judgment, or the administration of the payments to Authorized Claimants as provided in the Settlement Agreement, the Escrow Agreement, and this Order, except for their own willful misconduct.

9.             Class Counsel are awarded attorneys’ fees in the amount of $                   (       % of the gross settlement amount) and reimbursement of expenses, including experts’ fees and expenses, in the amount of $                    , such amounts to be paid from out of the Settlement Fund. Representative Plaintiffs are awarded collectively the sum of $             as reasonable costs and expenses directly relating to the representation of the Class as provided in 15 U.S.C. § 78u-4(a)(4), such amount to be paid from out of the Settlement Fund and distributed to them in amounts determined by Plaintiffs’ Settlement Counsel. Payment is to be made to

7

Plaintiffs’ Settlement Counsel on behalf of Representative Plaintiffs and all Class Counsel. Plaintiffs’ co-lead counsel, Chestnut & Cambronne, P.A. and Berger and Montague, P.C., are authorized to allocate and distribute the awarded attorneys’ fees in accordance with their judgment of the relative contributions of participating counsel.

10.           The Court hereby retains and reserves jurisdiction over: (a) implementation of this Settlement and any distribution to Authorized Claimants under the terms and conditions of the Settlement Agreement and pursuant to further orders of this Court; (b) disposition of the Settlement Fund under the terms and conditions of the Settlement Agreement; (c) the Action, until (i) the Effective Date contemplated by Paragraph V(A)(10) of the Settlement Agreement, and (ii) each and every act agreed to be performed by the parties shall have been performed pursuant to the terms and conditions of the Settlement Agreement, including the exhibits appended thereto; and (d) all parties, for the purpose of enforcing and administering the Settlement Agreement and this Settlement.

11.           There being no just reason for delay, the Clerk of Court is hereby directed to enter final judgment forthwith pursuant to Rule 54(b) of the Federal Rules of Civil Procedure.

12.           In the event that this judgment does not become Final in accordance with Paragraph V(A)(10) of the Settlement Agreement, then the final judgment shall be rendered null and void to the extent provided by and in accordance with the Settlement Agreement, and this Order for Final Judgment shall be vacated. In such

8

event, all orders entered and releases delivered in connection with the Settlement shall be null and void, except to the extent provided by and in accordance with the Settlement Agreement. In such event, the Action shall return to its status prior to execution of the Settlement Agreement.

LET JUDGMENT BE ENTERED ACCORDINGLY.

Date:	.
Minneapolis, Minnesota

David S. Doty
United States District Judge

9

EXHIBIT C

UNITED STATES DISTRICT COURT
DISTRICT OF MINNESOTA

In Re Xcel Energy, Inc., Securities, Derivative	Master File: Civil 02-2677 (DSD/FLN)
& “ERISA” Litigation	MDL No. 1511

This document relates to Case Nos. 02- 2677, 02-2774, 02-2787, 02-2832, 02-2889, 02-2921, 02-2933, 02-3053, 02-3508, 02- 3574, 02-3715, 02-3755, and 02-3798, the Securities Actions.

ESCROW AGREEMENT
SECURITIES LITIGATION

This ESCROW AGREEMENT (the “Escrow Agreement”) is entered into in connection with a Settlement Agreement dated as of                              .

I.              RECITALS

A.            The parties to this Escrow Agreement are as follows:

1.             The Representative Plaintiffs named in the above-described action (“Action”), through Plaintiffs’ Co-Lead Counsel.

2.             Xcel Energy, Inc. (“Xcel”) and the Individual Defendants, through their respective counsel (collectively, the “Settling Defendants”).

3.             TCF National Bank Minnesota, as escrow agent for the Settlement Fund (the “Escrow Agent”).

B.            The Representative Plaintiffs and the Settling Defendants have entered into a Settlement Agreement in the Action, which Settlement Agreement will provide for a dismissal with prejudice of the Settled Claims therein in favor of the Settling

Defendants in consideration of, among other things, the payment of the amount specified in the Settlement Agreement.

C.            The parties hereto have entered into this Escrow Agreement in order to carry out and effectuate the Settlement Agreement. The applicable provisions of the Settlement Agreement, including the definitions of the terms used therein, are hereby incorporated by reference as though fully set forth in this Escrow Agreement; provided, however, that the Escrow Agent shall not have any duties or obligations except those set forth herein. The provisions of this Escrow Agreement are to be construed in accordance with the provisions of the Settlement Agreement.

D.            Now, therefore, in consideration of the foregoing and the mutual covenants and considerations contained herein, the undersigned parties agree as follows:

II.            DEPOSITS INTO ESCROW

A.            Pursuant to and in accordance with the Settlement Agreement, the sum of Eighty Million Dollars ($80,000,000), will be deposited with the Escrow Agent, by wire transfer. From this sum, $250,000 will be separated and held by the Escrow Agent in a segregated fund designated the Notice Fund. The remaining $79,750,000 will be held by the Escrow Agent in an interest bearing account for benefit of plaintiffs and their attorneys.

B.            The Notice Fund shall be used to pay the initial costs of administering the settlement, including without limitation the costs of notifying members of the Settlement Class and the taxes incurred, if any, as a result of interest accrued on the Notice Fund. Upon the Effective Date, any balance then remaining in the Notice Fund, less expenses

2

incurred by it but not yet paid, shall be returned to and become part of the Settlement Fund. Monies may be disbursed from the Notice Fund for the purposes stated above at the written direction of Plaintiffs’ Settlement Counsel, without need for any order by the Court. The Escrow Agent shall have no liability for acting on such written instructions from Plaintiffs’ Settlement Counsel which the Escrow Agent in good faith believes to be authentic.

C.            The Settlement Fund shall be distributed only by order of the Court pursuant to the Settlement Agreement filed with the Court. The Escrow Agent shall be entitled to rely, as to distributions and withdrawals from the Settlement Fund, on any order of the Court, notwithstanding that any such order is subsequently reversed, vacated, remanded, modified or stayed on appeal, except that the Escrow Agent is not required to comply with any order subsequent to the time it receives actual notice that such order is stayed for any reason.

III.           INTEREST AND INVESTMENTS

A.            Promptly upon receipt of the funds referred to in Paragraph II(A) the Escrow Agent shall cause such funds to be invested in a certificate(s) of deposit or other interest-bearing accounts as approved by Plaintiffs’ Settlement Counsel. The Escrow Agent may also, at the direction of Plaintiffs’ Settlement Counsel, establish a savings account to be funded with such sums as may be directed by Plaintiffs’ Settlement Counsel for purposes of effectuating the provisions of the Settlement Agreement.

B.            All interest earned on the Settlement Fund shall be added to the Settlement Fund and distributed pursuant to orders of the Court.

3

IV.           ESCROW AGENT’S FEES AND EXPENSES

A.            For its services in receiving, investing and reinvesting the Notice Fund and/or the Settlement Fund, the Escrow Agent shall be entitled to withdraw from the Notice Fund or the Settlement Fund a fee as follows:

1.             Its usual penalty, if any, for any early withdrawal from a certificate of deposit;

2.             Its usual charge for outgoing wire transfers; and

3.             Reimbursement for out-of-pocket expenses that the Escrow Agent incurs in distributing the Settlement Fund to Class Members, such as check printing fees. It is understood that the Escrow Agent may assist the Claims Administrator in distributing the Settlement Fund directly to Class Members.

B.            The Escrow Agent shall be compensated solely as described in Paragraph IV(A) above, and the Escrow Agent shall not have any additional claim for compensation against the parties hereto.

V.            TERMINATION OF THE SETTLEMENT AGREEMENT

In the event that the Settlement Agreement is voided, terminated or cancelled, or fails to become effective for any reason whatsoever, then within 10 days after written notice is sent by Plaintiffs’ Settlement Counsel or by counsel for Defendant Xcel Energy, Inc. to the Escrow Agent and all other parties, the Settlement Fund shall be refunded to the persons who made payments into such funds, plus all interest earned thereon, less: (1) reasonable Escrow Agent fees and expenses as described in Paragraph IV(A) above; (2) any amounts actually disbursed, billed or incurred for tax liabilities on the Settlement Fund or expenses incurred in preparation of necessary forms and reports

4

with respect thereto, if any; and (3) expenditures actually disbursed, billed or incurred for administration as set forth in the Settlement Agreement.

VI.           MISCELLANEOUS PROVISIONS

A.            At least quarterly, until the Effective Date as defined in the Settlement Agreement, the Escrow Agent shall submit to each of the undersigned counsel a statement of receipts, disbursements and property on hand pertaining to the Settlement Fund.

B.            Should the Escrow Agent receive or become aware of any demands or claims with respect to the Settlement Fund, other than those as contemplated by the Settlement Agreement, it shall have the right to apply to the Court, on notice to the parties hereto, for appropriate instructions.

C.            The Escrow Agent’s acceptance and administration of the Notice Fund and/or the Settlement Fund shall constitute the submission of the Escrow Agent to the jurisdiction of the Court for the purpose of carrying out this Escrow Agreement.

D.            This Escrow Agreement may not be assigned by the Escrow Agent without prior written approval of all the other parties hereto. The parties agree that any consented-to appointment of a new escrow agent and substitution of a new escrow agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

E.             All funds held by the Escrow Agent shall be deemed and considered to be held in the jurisdiction of the Court until such time as such funds shall be distributed or returned consistent with the terms of the Settlement Agreement and this Escrow Agreement. The Settling Defendants and their insurers shall have no responsibility or

5

liability for the investment, administration or distribution of such funds or for the actions of the Escrow Agent.

F.             The parties hereby agree to treat the Settlement Fund as a designated settlement fund within the meaning of Section 468B of the Internal Revenue Code of 1986 and Section 1.468B-5(c) of the Regulations promulgated thereunder. The parties agree to elect to treat the Settlement Fund as a “qualified settlement fund” under Section 1.468B-2 of the Regulations, and the Settling Defendants agree to cooperate as may be reasonably requested by Plaintiffs’ Settlement Counsel to make such filings as may be required to effect such election.

G.            This Escrow Agreement shall be governed and interpreted according to the laws of the State of Minnesota.

H.            The Escrow Agent may terminate the Escrow Agreement at any time upon 30 days’ prior written notice to all of the other parties, or upon such shorter notice period as may be required by any regulatory agency or official having authority over the Escrow Agent. Upon the expiration of said notice period, the Escrow Agent shall pay the balance of the Notice Fund and/or the Settlement Fund to a successor escrow agent designated by mutual agreement of the other parties hereto, or to the Court if no successor escrow agent is designated by the parties.

I.              This document may be signed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument. This Escrow Agreement shall be effective and binding upon all parties hereto at such time as all parties have executed a counterpart of this Escrow Agreement.

6

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement through their respective attorneys as aforesaid and the Escrow Agent also has executed this Escrow Agreement, as of the date of execution of the Settlement Agreement, by its signature below.

7

Dated: January , 2005	Dated: January , 2005

FOR THE REPRESENTATIVE	FOR DEFENDANTS XCEL ENERGY,
PLAINTIFFS, CLASS COUNSEL,	INC., WAYNE BRUNETTI, EDWARD J.
AND THE SETTLEMENT CLASS	MCINTYRE, WILLIAM T. PIEPER, GARY
R. JOHNSON AND RICHARD C. KELLY
CHESTNUT & CAMBRONNE, P.A.
JONES DAY

By:	By
Jack L. Chestnut, No. 16378	John M. Newman, Jr., No. 5763
Karl L. Cambronne, No. 14321	Geoffrey J. Ritts, No. 62603
Jeffrey D. Bores, No. 227699	North Point
3700 Campbell Mithun Tower	901 Lakeside Avenue
222 South Ninth Street	Cleveland, Ohio 44114
Minneapolis, MN 55402	Telephone: (216) 586-3939
(612) 339-7300
Fax (612)336-2940
BRIGGS AND MORGAN, P.A.
BERGER & MONTAGUE, P.C.

By
By	Timothy R. Thornton, No. 109630
Sherrie R. Savett, No. 17646	2400 IDS Center
Phyllis M. Parker, No. 77336	80 South 8th Street
1622 Locust Street	Minneapolis, MN 55402
Philadelphia, PA 19103	Telephone: (612) 334-8400
(215) 875-3000

ESCROW AGENT
TCF National Bank Minnesota

By

Its

8

EXHIBIT D

XCEL ENERGY, INC. SECURITIES LITIGATION SETTLEMENT FUND
ELECTION STATEMENT
UNDER TREAS. REG. SECTION 1-468B-1(j)(2)

The undersigned being the transferor and administrator of the Xcel Energy, Inc. Securities Litigation Settlement Fund hereby jointly elect to treat the fund as coming into existence as a qualified settlement fund on the later of:

1.             the date the fund meets the requirements of paragraph (x)(2) and (s)(3) of the Treas. Reg. Section 1.468B-1; or

2.             January 1 of the calendar year in which all the requirements of paragraph © of Treas. Reg. Secftion 1.468B-1 are met.

TRANSFEROR

By
Its
Transferor

TCF National Bank Minnesota
ADMINISTRATOR

By
Its
Administrator

[END OF PARAGRAPH G 4(a)]

The election statement for the “relation-back election” is attached hereto and incorporated herein and shall be signed by or on behalf of each transferor and TCF National Bank Minnesota either before or simultaneous with the deposits of Settlement Funds into Escrow.